--------------------------------------------------------------------------------

Preliminary Fairness Opinion Presentation to
The Board of Directors of
Integrated Health Services, Inc.


Community Care of America, Inc.


June 11, 1997


SHATTUCK HAMMOND PARTNERS INC.

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Integrated Health Services, Inc.

Table of Contents

                                                                            Page
                                                                            ----
Introduction...................................................................1
Transaction Terms..............................................................5
Other Issues Related to the Transaction........................................6
Valuation Methodologies........................................................8
Valuation Summary..............................................................9
Valuation Methodology: Publicly Traded
   Comparable Company Analysis................................................10
Valuation Methodology: Discounted Cash Flow Analysis..........................18
Valuation Methodology: Comparable Merger and Acquisition Analysis.............24
Valuation Methodology: Per Bed Valuation......................................27
Valuation Methodology: Accretion/(Dilution) Analysis..........................28
CCAI Premium Analysis.........................................................30
Preliminary Conclusions.......................................................31

Exhibits                                                                     Tab
--------                                                                     ---
       o  Discounted Cash Flow Valuation.......................................1
               o   No Synergies................................................2
               o   Synergies...................................................3
       o  Publicly-Traded Stock Comparison.....................................4
       o  Selected Comparable Merger and
          Acquisition Transaction Analysis.....................................5
       o  Weighted Average Cost of Capital Analyses............................6
       o  Stock Price Graph....................................................7

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SHATTUCK HAMMOND PARTNERS INC.

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Integrated Health Services, Inc.

Introduction

o Shattuck Hammond Partners Inc. ("Shattuck Hammond") has been engaged to render a Fairness Opinion (the "Opinion") regarding the fairness to Integrated Health Services, Inc. ("IHS"), from a financial point of view, of the proposed acquisition of Community Care of America, Inc. ("CCAI") by IHS (the "Transaction").

o Shattuck Hammond has been requested to render its Fairness Opinion based on: (i) the terms of the proposed acquisition as described to us by the management of IHS and limited discussions with the management of CCAI; (ii) financial and other information concerning CCAI made available to us as of the date of this report; (iii) market, economic and other conditions that existed on or before the date of this report; (iv) various financial analyses that, as investment bankers, we deemed to be relevant to our pinion; and (v) other information and analyses that we deemed to be relevant.

o    Among the information reviewed by Shattuck Hammond are the following:

     o    The Form 10-K and 10-Q for CCAI and IHS;

     o A Confidential Memorandum, dated Spring 1997, prepared by Smith Barney Inc.;

     o An IHS 1997 and 1998 projected accretion/(dilution) analysis in connection with the proposed acquisition of CCAI, prepared by IHS;

     o    An IHS/CCAI pro forma balance sheet as of 3/31/97, prepared by IHS;

     o    A 1997 and 1998 projected IHS income statement, prepared by IHS;

     o    A financial analysis of IHS rural facilities, prepared by IHS; and

     o    An analysis of CCAI facilities held for sale, prepared by IHS.

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SHATTUCK HAMMOND PARTNERS INC.                                                 1

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Integrated Health Services, Inc.

Introduction (Cont'd)

o In preparing our Opinion, we have relied upon and assumed the accuracy and completeness of all information that was available to us from public sources and that was supplied or otherwise made available to us by IHS or its representatives, and have not independently verified the information received by us or undertaken an independent appraisal or physical inspection of the assets or liabilities of CCAI.

o We have discussed and reviewed all projections and historical financial information regarding CCAI and IHS, including projected merger synergies, with the management of IHS and CCAI. IHS has informed us that projected operating margins are in line with other IHS rural facilities. In addition, IHS management believes that the ability to realize the projected revenue per day increases is supported not only by reimbursement increases, but also increased Medicare business and ancillary therapy revenues. Although the projections assume that patient days remain constant, since the facilities are operating well below full occupancy, IHS management believes that there is a significant opportunity to increase the daily patient census.

o Financial analysis is performed on a pro forma basis assuming the sale of 12 facilities. (See "Other Issues Related to Transaction"). Due to the pro forma adjustments, valuations based on historical results utilize pro forma projected 1997 results with appropriate adjustments.

o Since being engaged by IHS on June 6, we have not had an opportunity to conduct full "due diligence" regarding CCAI, nor have definitive transaction documents on which our final Opinion will be based, been prepared. Therefore, at this stage, the opinions expressed in this report are preliminary.

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SHATTUCK HAMMOND PARTNERS INC.                                                 2

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Integrated Health Services, Inc.

Transaction Terms

o IHS will acquire all of the outstanding shares of CCAI for $3.50 per share in cash at closing. Including common stock equivalents as described below, the total estimated purchase price is $28.8 million.

o    Including assumption of all long-term  liabilities and short-term debt, net
     of  working  capital,   as  estimated  at  December  31,  1997,  the  total
     acquisition cost is $87.7 million. This cost excludes operating leases.

o    Shares outstanding:

     o    At March 31, 1997, CCAI had 7.6 million shares outstanding.

     o In addition, there were options and warrants outstanding which can be converted into 2.0 million shares. However, with the exception of 342,000 Daiwa warrants, all warrants and options either are owned by IHS or are out of the money at $3.50 per share.

     o Under the terms of the Daiwa Credit Agreement, the number of Daiwa warrants will increase until CCAI meets certain covenants. IHS management has estimated that the number of Daiwa warrants will increase from 342,000 to 1.8 million during the period of time that it takes to close the Transaction.

     o As a result, the total number of shares outstanding including the estimated Daiwa warrants accounted for under the treasury method is
          8.2 million.

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SHATTUCK HAMMOND PARTNERS INC.                                                 3


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Integrated Health Services, Inc.

Other Issues Related to The Transaction

o    Facilities to be Sold

     o Due to continuing losses at 12 facilities containing approximately 1,100 beds, CCAI is currently in the process of selling these facilities. The facilities (with the exception of one owned facility) are all leased and will require CCAI purchasing the facilitates from Health and Retirement Properties Trust ("HRPT") and then reselling them.

     o In the event that the facilities cannot be sold, they will be closed down.

     o    The financial impact on the valuation of CCAI depends on the price for
          which  the  facilities  can  be  sold,  HRPT's   flexibility  and  the
          accounting treatment of the sale or close down.

     o CCAI informed us that HRPT has agreed to take a note back for the difference between the price paid to HRPT for the facilities and the price that the facilities will be sold for.

     o Based on an analyses prepared by IHS, if the facilities were sold for $25,000 per bed, CCAI would experience a loss on the sale of approximately $4.5 million. Such loss would decrease the equity value of CCAI by $4.5 million if the loss were funded through an HRPT note. In the event that the facilities were sold for $30,000 per bed, there would not be a significant loss on the sale nor a significant decrease in the equity value of CCAI.

     o We have been informed that IHS will undertake additional due diligence regarding the twelve facilities and is reviewing the accounting treatment with its accountants.

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SHATTUCK HAMMOND PARTNERS INC.                                                 4

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Integrated Health Services, Inc.

Other Issues Related to The Transaction (Cont'd)

o    Synergies

     o IHS believes that there are significant synergies in connection with the acquisition of CCAI:

          -- S,G&A Reduction: IHS currently performs financial and reporting functions for CCAI under a contract. Based on an IHS analysis, CCAI's S,G&A can be reduced by approximately $1.2 million following the acquisition. IHS believes that this is a conservative assumption.

          -- Rehab Services: IHS estimates that, by owning the CCAI facilities, IHS will be able to realize incremental pretax profit on its rehab services of approximately $500,000. IHS believes that this is a conservative assumption.

     o In evaluating the financial fairness of the Transaction, we examined the impact of the Transaction under two scenarios, one assuming no
          synergies  were  realized  and  the  other  assuming   realization  of
          synergies.

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SHATTUCK HAMMOND PARTNERS INC.                                                 5

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Integrated Health Services, Inc.

o    Valuation Methodologies

     o    Valuation Methodologies Utilized:

     o    Comparable publicly-traded company analysis;

     o    Risk-adjusted discounted cash flow analysis;

     o    Comparable merger and acquisition transaction analysis;

     o    Per bed analysis; and

     o    Accretion/(Dilution) analysis

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SHATTUCK HAMMOND PARTNERS INC.                                                 6

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Integrated Health Services, Inc.

Valuation Summary

================================================================================
                                                  Indicated Per Share Value
                                               --------------------------------
                                                 High       Average      Low
                                               --------   -----------   -------
Publicly-Traded Company Analysis
         EBITDA (No synergies)                  $3.88       $2.57      $1.27
         1997 Net Income (No synergies)          3.83        3.59       3.34
         1998 Net Income (No synergies)          7.91        7.34       6.77
         EBITDA (Synergies)                      5.67        4.15       2.63
         1997 Net Income (Synergies)             5.74        5.38       5.01
         1998 Net Income (Synergies)             9.60        8.90       8.20
Discounted Cash Flow Analysis
         No synergies                           10.54        7.72       5.28
         Synergies                              12.01        8.97       6.24
Merger and Acquisition Transaction Analysis
         EBITDA (No synergies)                   4.27        2.96       1.66
         EBITDA (Synergies)                      6.12        4.61       3.09
Per Bed Valuation                                3.46        1.95       0.44
CCAI Acquisition Value                           3.50        3.50       3.50
IHS Accretion/(Dilution)
         1997                                    .03          .02        .01
         1998                                    .09          .07        .05
--------------------------------------------------------------------------------

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SHATTUCK HAMMOND PARTNERS INC.                                                 7


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Integrated Health Services, Inc.

Valuation Methodology:  Publicly-Traded Comparable Company Analysis

o A common approach to valuing a business enterprise is to compare it with similar publicly-traded companies in the same industry ("Publicly-Traded Comparable Company Analysis"). Comparability can be based on a number of factors including: type of business; size of business; geography; etc.

o Once a group of comparable companies is selected, relevant valuation multiples must be selected. Such multiples can include: revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBIT; net income; book value; and projected income. Depending on the business, the data available and a judgment, as an investment banker, as to which multiples appropriately reflect the value of a company, certain multiples or other valuation factors are selected. Moreover, the multiples of certain companies within a selected comparable group may be excluded for valuation purposes because they are outliers and would create a misleading valuation if used in an analysis.

o As previously discussed, CCAI pro forma projected results for 1997 are used for valuation purposes. For valuations based on EBITDA, information on projected 1997 results for comparable companies is not available. Therefore, valuations based on the latest twelve month EBITDA for the comparable companies have been used and have been discounted by 10%. We believe that this is an appropriate discount based on (i) the fact the LTM results for the comparable companies are as of 3/31/97 and (ii) a review of the 1997 PE multiples for the comparable companies.

o Since CCAI facilities are generally in rural locations and have a large Medicaid patient census in their payer mix, we selected comparable long-term care companies which had similar characteristics. For relative valuation purposes, we used multiples of EBITDA and projected earnings. Per bed valuations were not used due to the impact of non facility related revenue which can skew per bed valuations.

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SHATTUCK HAMMOND PARTNERS INC.                                                 8

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Integrated Health Services, Inc.

Valuation Methodology:  Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                           Comparable Public Companies
                        Key Valuation Parameters Summary

                                                Equity Value as a Multiple of:
                                                ------------------------------
                                     BEV/       Projected 1997    Projected 1998
     Company                      LTM EBITDA     Net Income         Net Income
     -------                      ----------     ----------         ----------

Advocat                               5.7x           9.7x               8.6x
Beverly Enterprises                   7.5           17.0               15.0
Multicare Cos.                       11.4           20.7               17.7
Regency Health Services               6.8           14.4               12.5
Sun Healthcare Group                  9.8           11.7               10.4
                                      ---           ----               ----
                   Average            8.2x          14.7x              12.8x
Community Care America
    (at $3.50 per share)              7.9x(1)       5.6x                4.2x
Integrated Health Services            8.7x          14.0x              12.0x
================================================================================

------------
(1)  Uses Pro Forma FY 1997 EBITDA.
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SHATTUCK HAMMOND PARTNERS INC.                                                 9

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Integrated Health Services, Inc.

Valuation Methodology: Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                       Comparable Public Company Valuation
                            Based on EBITDA Multiples
                                 (No synergies)

                                      ($ millions, except per share amounts)
                                      --------------------------------------
                                        High          Average           Low
                                        ----          -------           ---
CCAI EBITDA(1)                          $10.7         $10.7           $10.7
Adjusted Public Company
   EBITDA Multiple(2)                     8.4x          7.4x            6.4x
         BEV                            $89.9         $79.2           $68.5
Less: Debt(3,4)                          58.5          58.5            58.5
Plus: Net Working Capital(4)              0.4           0.4             0.4
                                        -----         -----           -----
Equity Value                            $31.8         $21.1           $10.4
Shares Outstanding(5)                     8.2           8.2             8.2
                                        -----         -----           -----
Value Per Share                         $3.88         $2.57           $1.27
                                        =====         =====           =====
Acquisition Value Per Share             $3.50         $3.50           $3.50
================================================================================

--------------
(1)  Pro Forma for FY 1997.
(2) Public company average discounted 10% since average is based on YTD results through 3/31/97 and multiple is being applied to pro forma forward CCAI EBITDA.
(3)  Includes all long-term liabilities and short-term debt.
(4)  Estimated balance sheet at 12/31/97.
(5) Including shares issuable upon conversion of in-the-money warrants related to Daiwa only.
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SHATTUCK HAMMOND PARTNERS INC.                                                10

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Integrated Health Services, Inc.

Valuation Methodology: Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                       Comparable Public Company Valuation
                       Based on 1997 Net Income Estimates
                                 (No synergies)

                                          ($ millions, except per share amounts)
                                          --------------------------------------
                                             High        Average       Low
                                             ----        -------       ---
CCAI 1997 Projected Net Income(1)            $2.0         $2.0         $2.0
Public Company Average Multiple              15.7x        14.7x        13.7x
Equity Value                                $31.4        $29.4        $27.4
Shares Outstanding(2)                         8.2          8.2          8.2
                                            -----        -----        -----
Value Per Share                             $3.83        $3.59        $3.34
                                            =====        =====        =====
Acquisition value Per Share                 $3.50        $3.50        $3.50
================================================================================

-----------
(1)  Pro Forma.
(2) Includes shares issuable upon exercise of in-the-money warrants related to Daiwa only.
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SHATTUCK HAMMOND PARTNERS INC.                                                11

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Integrated Health Services, Inc.

Valuation Methodology: Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                       Comparable Public Company Valuation
                       Based on 1998 Net Income Estimates
                                 (No synergies)

                                          ($ millions, except per share amounts)
                                          --------------------------------------
                                             High         Average          Low
                                             ----         -------          ---
CCAI Projected 1998 Net Income               $4.7          $4.7           $4.7
Public Company Average Multiple              13.8x         12.8x          11.8x
Equity Value                                $64.9         $60.2          $55.5
Shares Outstanding(1)                         8.2           8.2            8.2
                                            -----         -----          -----
Value Per Share                             $7.91         $7.34          $6.77
                                            =====         =====          =====
Acquisition Value Per Share                 $3.50         $3.50          $3.50
================================================================================

---------------
(1) Includes shares issuable upon exercise of in-the-money warrants related to Daiwa only.
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SHATTUCK HAMMOND PARTNERS INC.                                                12

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Integrated Health Services, Inc.

Valuation Methodology: Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                       Comparable Public Company Valuation
                            Based on EBITDA Multiples
                                (With Synergies)

                                          ($ millions, except per share amounts)
                                          --------------------------------------

                                             High          Average      Low
                                             ----          -------      ---
CCAI EBITDA(1)                               $10.7         $10.7       $10.7
         Synergies                             1.8           1.8         1.8
                                             -----         -----       -----
         Total EBITDA                         12.5          12.5        12.5
Adjusted Public Company
   EBITDA Multiple(2)                          8.4x          7.4x        6.4x
         BEV                                $104.6         $92.1       $79.7
Less: Debt(3,4)                               58.5          58.5        58.5
Plus: Net Working Capital(4)                   0.4           0.4         0.4
                                             -----         -----       -----
Equity Value                                 $46.5         $34.0       $21.6
Shares Outstanding(5)                          8.2           8.2         8.2
                                             -----         -----       -----
Value Per Share                              $5.67         $4.15       $2.63
                                             =====         =====       =====
Acquisition Value Per Share                  $3.50         $3.50       $3.50
================================================================================

-------------
(1)  Pro Forma for FY 1997.
(2) Public company average discounted 10% since average is based on YTD results through 3/31/97 and multiple is being applied to pro forma forward CCAI EBITDA.
(3)  Includes all long-term liabilities and short-term debt.
(4)  Estimated balance sheet at 12/31/97.
(5)  Includes shares issuable upon conversion of in-the-money warrants related to Daiwa only.
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SHATTUCK HAMMOND PARTNERS INC.                                                13

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Integrated Health Services, Inc.

Valuation Methodology: Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                       Comparable Public Company Valuation
                       Based on 1997 Net Income Estimates
                                (With Synergies)

                                          ($ millions, except per share amounts)
                                          --------------------------------------
                                                High         Average      Low
                                                ----         -------      ---
CCAI 1997 Projected Net Income(1)               $2.0          $2.0        $2.0
         Synergies, net of tax                   1.0           1.0         1.0
                                               -----         -----       -----
         Total Pro Forma 1997 Net Income         3.0           3.0         3.0
Public Company Average Multiple                 15.7x         14.7x       13.7x
Equity Value                                   $47.1         $44.1       $41.1
Shares Outstanding(2)                            8.2           8.2         8.2
                                               -----         -----       -----
Value Per Share                                $5.74         $5.38       $5.01
                                               =====         =====       =====
Acquisition value Per Share                    $3.50         $3.50       $3.50
================================================================================

-----------
(1)  Pro Forma.
(2) Includes shares issuable upon exercise of in-the-money warrants related to Daiwa only.
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SHATTUCK HAMMOND PARTNERS INC.                                                14

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Integrated Health Services, Inc.

Valuation Methodology: Publicly-Traded Comparable Company Analysis (Cont'd)

================================================================================
                       Comparable Public Company Valuation
                       Based on 1998 Net Income Estimates
                                (With Synergies)

                                          ($ millions, except per share amounts)
                                          --------------------------------------
                                               High        Average      Low
CCAI 1997 Projected Net Income(1)              $4.7         $4.7        $4.7
         Synergies, net of tax                  1.0          1.0         1.0
                                              -----        -----       -----
         Total Pro Forma 1998 Net Income        5.7          5.7         5.7
Public Company Average Multiple                13.8x        12.8x       11.8x
Equity Value                                  $78.7        $73.0       $67.3
Shares Outstanding(2)                           8.2          8.2         8.2
                                              -----        -----       -----
Value Per Share                               $9.60        $8.90       $8.20
                                              =====        =====       =====
Acquisition value Per Share                   $3.50        $3.50       $3.50
================================================================================

-----------
(1)  Pro Forma.
(2) Includes shares issuable upon exercise of in-the-money warrants related to Daiwa only.
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SHATTUCK HAMMOND PARTNERS INC.                                                15

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Integrated Health Services, Inc.

Valuation Methodology:  Discounted Cash Flow Analysis

o Valuing an enterprise based on the discounted value of its cash flows ("DCF Analysis") is a universally recognized valuation methodology.

o Unlike the market-based approaches, DCF Analysis utilizes estimates of future, rather than historical, financial performance. The methodology seeks to empirically derive the value of an organization by computing the present value of its future cash flow stream.

o Specifically, DCF Analysis combines the present value of five-year projections of free cash flow with the present value of the estimated "terminal" value -- which reflects the value of the business beyond the forecast period.

     o Free cash flow represents the earnings of a business which are available for distribution to providers of debt and equity capital, and is defined as EBIT plus depreciation and amortization, less capital expenditures, additions to non-cash working capital and taxes payable on EBIT.

     o The terminal value is estimated by discounting, back to the present, a multiple of the fifth year EBITDA or another valuation multiple.

     o For companies which are projected to have significant increases in EBITDA (such as CCAI), the majority of the present value is determined by the terminal value.

o The greatest challenge to this approach is its high dependence on the assumptions used in projecting free cash flows. The forecasts should reflect industry trends and other external factors, as well as strategic and financial plans currently in place.

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SHATTUCK HAMMOND PARTNERS INC.                                                16




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Integrated Health Services, Inc.

Valuation Methodology:  Discounted Cash Flow Analysis (Cont'd)

o    Weighted Average Cost of Capital/Determination of Discount Rates

     The selection of appropriate discounts rates which take into account the risk of a business are an important part of a DCF Analysis. In general, each business will have its own discount rate. The Capital Asset Pricing Model is a traditional approach to determining the cost of equity capital for a given business enterprise. This methodology is founded on the principle that an enterprise's cost of equity capital (or required rate of return on equity) is related to the prevailing interest rate environment, the expected volatility (variance) of investment returns or risk associated with the business, and the market equity risk premium in excess of the current riskless rate of return. The Capital Asset Pricing Model is therefore expressed as follows:

                             Ke = rf + B1(rm - rf)
           The Required Equity Rate of Return = The Risk Free Rate +
        The Investment's Leveraged Beta x The Market Equity Risk Premium

     The Risk Free rate (Rf) is the yield on the U.S. Treasury security that matches the tenor of the investment being considered. For purposes of this analysis, the 30 year Treasury yield was used as the Risk Free Rate in order to reflect the long-term nature of the business and the undertaking behind the transaction.

     B(1) is an empirical measurement of the historical correlation of the return on an investment in relation to the return on the overall market where 1.0 represents a perfect correlation. A higher Beta implies higher volatility and therefore higher risk. Betas for private companies are generally calculated by analyzing Betas for publicly-traded comparable companies. A company's reported Beta includes the effect of its financial leverage. Therefore, as part of the calculation of Cost of Capital, a Beta derived from a comparable company must first be deleveraged and then

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SHATTUCK HAMMOND PARTNERS INC.                                                16


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Integrated Health Services, Inc.

Valuation Methodology:  Discounted Cash Flow Analysis (Cont'd)

releveraged with a company's capital structure. In many instances, a company's optimal or targeted capital structure may have to be used rather than the actual capital structure in order to calculate a realistic discount rate.

The Market Equity Risk Premium (Rm - Rf) is an empirical measurement of the historical relationship between return on stocks and the return on risk free securities of a given tenor. According to Ibbotson Associates, the long term premium of the return on stocks over the return on long-term Treasury securities is approximately 7.2%.

The formula to determine the weighted average cost of capital ("WACC"), which incorporates a predetermined capital structure and the above cost of equity capital calculation to discount future cash flows is as follows:

                         E                      D
      WACC = Ke    ( --------- ) +Kd(1-t) ( ---------- )
                        E+D                    E+D

In the foregoing formula, financial leverage (Debt/Capitalization) is used to calculate a weighted average capital cost or discount rate. Value of Equity (E) and the Value of Debt (D) are used to calculate financial leverage. Since cash flows subject to discounting are after-tax cash-flows, the Cost of Debt (Kd) is calculated on an after-tax (1-t) basis.

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SHATTUCK HAMMOND PARTNERS INC.                                                18


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Integrated Health Services, Inc.

Valuation Methodology:  Discounted Cash Flow Analysis (Cont'd)

o    Applying WACC to CCAI

     o Exhibit 5 presents a calculation of WACC of IHS, CCAI and the publicly-traded comparable companies. However, we believe that analysis is misleading due to the current Betas and the high leverage of all the companies. IHS has told us that they generally uses discount rates of 12%-14%. However, due to CCAI's high leverage and the uncertainty regarding the sale of the 12 facilities, we used discount rates that were approximately 25% higher: 14%;16%; 18%.

o    Terminal Multiples

     o Terminal EBITDA multiples used were based on the analysis discussed in the Publicly-Traded Comparable Company Analysis section of this
          Report: 6x; 7x; 8x.

--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                19

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Discounted Cash Flow Analysis (Cont'd)

================================================================================
                                               Discounted Cash Flow Valuation
                                                      (No Synergies)

                                              High       Average        Low
                                              ----       -------        ---
BEV                                          $144.9      $121.7       $101.5
Less: Debt(1,2)                                58.5        58.5         58.5
Plus: Net Working Capital(1)                    0.4         0.4          0.4
                                             ------       -----       ------
Equity Value                                  $86.8       $63.6        $43.4
Shares Outstanding(3)                           8.2         8.2          8.2
                                             ------       -----       ------
Value Per Share                              $10.54       $7.72        $5.28
                                             ======       =====        =====
Acquisition Value Per Share                   $3.50       $3.50        $3.50
================================================================================

-------------
(1)  Estimated balance sheet at 12/31/97.
(2)  Includes all long-term liabilities and short-term debt.
(3) Includes shares issuable upon conversion of in-the-money warrants related to Daiwa only.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                20

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Discounted Cash Flow Analysis (Cont'd)

================================================================================
                                             Discounted Cash Flow Valuation
                                                    (With Synergies)

                                          High            Average         Low
                                          ----            -------         ---
BEV                                      $157.0           $132.0        $110.3
Less: Debt(1,2)                            58.5             58.5          58.5
Plus: Net Working Capital(1)                0.4              0.4           0.4
                                         ------            -----           ---
Equity Value                              $98.9            $73.9         $52.2
Shares Outstanding(3)                       8.2              8.2           8.2
                                         ------            -----           ---
Value Per Share                          $12.01            $8.97         $6.34
                                         ======            =====         =====
Acquisition Value Per Share               $3.50            $3.50         $3.50
================================================================================

-------------
(1)  Estimated balance sheet at 12/31/97.
(2)  Includes all long-term liabilities and short-term debt.
(3) Includes shares issuable upon conversion of in-the-money warrants related to Daiwa only.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                21

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Comparable Merger and Acquisition Analysis

o Comparable Merger and Acquisition Analysis relies on comparable transactions that have happened in the past. As in the Publicly-Traded Comparable Company Analysis, determining comparability is critical. Precedent transactions are chosen based on industry/sector, time elapsed since transaction, size, structure, changes in financial markets and industry conditions.

o With regard to CCAI, our universe of comparable transactions involves transactions in which: (i) the target is a public long-term care company;
     (ii) the target has a significant portion of its facilities in relatively rural locations; (iii) facilities have a high Medicaid mix; and (iv) the transactions were announced within the last twelve months.

================================================================================
                 Comparable Merger and Acquisition Transactions
--------------------------------------------------------------------------------
    Date                  Target/Acquiror                Status       BEV/EBITDA
-----------  -----------------------------------------  --------      ----------
5/97         Living Centers of America/GranCare-Apollo  Pending          7.3x
2/97         Retirement Care Assoc./Sun Healthcare      Pending(1)      10.5
10/96        Geriatric & Med. Cos./Genesis Health       Completed        7.7
                                                                        ----
                                                           Average       8.5x
                                                           Average(2)    7.7x
================================================================================

o Although other transactions in this sector have occurred, we did not include them since they lacked sufficient similarity to the Transaction.

o Although other transaction multiples can be used, we evaluated the comparable transactions based on the multiple of BEV to LTM EBITDA. A 10% discount has been applied to the EBITDA multiple to adjust for CCAI valuation based on pro forma projected 1997 results.

------------
(1)  Adjusted for value of Contour Medical.
(2)  Reflects 10% discount.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                22

================================================================================
Integrated Health Services, Inc.

Valuation Methodology: Comparable Merger and Acquisition Analysis (Cont'd)

================================================================================
                   Comparable Merger and Acquisition Valuation
                          Based on LTM EBITDA Multiples
                                 (No Synergies)

                                                 High        Average       Low
                                                 ----        -------       ---
CCAI EBITDA(1)                                   $10.7       $10.7       $10.7
Adjusted Merger and Acquisition
   EBITDA Multiple(2)                              8.7x        7.7x        6.7x
         BEV                                     $93.1       $82.4       $71.7
Less: Debt(3,4)                                   58.5       $58.5        58.5
Plus: Net Working Capital(4)                       0.4         0.4         0.4
                                                 -----       -----       -----
Equity Value                                     $35.0       $24.9       $13.6
Shares Outstanding(5)                              8.2         8.2         8.2
                                                 -----       -----       -----
Value Per Share                                  $4.27       $2.96       $1.66
                                                 =====       =====       =====
Acquisition Value Per Share                      $3.50       $3.50       $3.50
================================================================================

----------------
(1)  Pro Forma for FY 1997.
(2) Comparable average discounted 10% since average is based on YTD results through 3/31/97 and multiple is being applied to pro forma forward CCAI EBITDA.
(3)  Includes all long-term liabilities and short-term debt.
(4)  Estimated balance sheet at 12/31/97.
(5) Including shares issuable upon conversion of in-the-money warrants related to Daiwa only.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                23

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Comparable Merger and Acquisition Analysis (Cont'd)

================================================================================
                   Comparable Merger and Acquisition Valuation
                          Based on LTM EBITDA Multiples
                                (With Synergies)

                                               High          Average       Low
                                               ----          -------       ---
CCAI EBITDA(1)                                 $10.7         $10.7        $10.7
         Synergies                               1.8           1.8          1.8
                                              ------
         Total EBITDA                           12.5          12.5         12.5
Adjusted Merger and Acquisition
   EBITDA Multiple(2)                            8.7x          7.7x         6.7x
         BEV                                  $108.3         $95.9        $83.4
Less: Debt(3,4)                                 58.5         $58.5         58.5
Plus: Net Working Capital(4)                     0.4           0.4          0.4
                                              ------         -----        -----
Equity Value                                   $50.2         $37.8        $25.3
Shares Outstanding(5)                            8.2           8.2          8.2
                                              ------         -----        -----
Value Per Share                                $6.12         $4.61        $3.09
                                               =====         =====        =====
Acquisition Value Per Share                    $3.50         $3.50        $3.50
================================================================================

----------------
(1)  Pro Forma for FY 1997.
(2) Comparable average discounted 10% since average is based on YTD results through 3/31/97 and multiple is being applied to pro forma forward CCAI EBITDA.
(3)  Includes all long-term liabilities and short-term debt.
(4)  Estimated balance sheet at 12/31/97.
(5) Including shares issuable upon conversion of in-the-money warrants related to Daiwa only.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                24

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Per Bed Valuation Analysis

o A Per Bed Valuation Analysis is a commonly used valuation methodology for valuing long-term care companies. Often it is a more appropriate methodology for valuing single or small groups of facilities in specific markets than for valuing an operating company, which is valued on the basis of cash flow and earnings. Moreover, a per bed valuation can be skewed by revenue derived from non-facility operations such as pharmacy or rehab.

o The following analysis is based on discussions with long-term care companies on per bed valuations placed on rural facilities with high Medicaid census.

================================================================================
                           Per Bed Valuation Analysis
                         (in millions, except bed data)

                                      High           Average           Low
                                      ----           -------           ---
Total CCAI Beds(1)
         Owned                       1,202            1,202           1,202
         Leased                      2,137            2,137           2,137
                                     -----            -----           -----
Total                                3,339            3,339           3,339
BEV per Bed
         Owned                      $40,000          $35,000         $30,000
         Leased                     $18,000          $15,000         $12,000
CCAI BEV
         Owned                       $48.1            $42.1          $36.1
         Leased                       38.5             32.0           25.6
                                      ----             ----           ----
Total                                 86.6             74.1           61.7
Less: Debt(2,3)                       58.5             58.5           58.5
Plus: Working Capital(3)               0.4              0.4            0.4
                                       ---              ---            ---
Equity Value                          28.5             16.0            3.6
Shares Outstanding(4)                  8.2              8.2            8.2
                                       ---              ---            ---
Value Per Share                       $3.46            $1.95          $0.44
                                      =====            =====          =====
Acquisition Value Per Share           $3.50            $3.50          $3.50
================================================================================

---------------
(1)  Excludes 12 facilities held for disposition.
(2)  Includes all long-term liability and short-term debt.
(3)  Based on estimated balance sheet at 12/31/97.
(4) Includes shares issuable upon exercise of in-the-money warrants related to Daiwa only.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                25

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Accretion/(Dilution) Analysis

o The following analysis provides a review of the projected accretion/(dilution) impact on IHS's projected earnings. The accounting adjustments are based on IHS's current view of the accounting for the Transaction inclusive of the sale of the 12 facilities. The analysis assumes that CCAI experiences a $4.5 million loss on the disposition of the facilities.

================================================================================

                                  Accretion/(Dilution) Analysis - 1997 Projected
                                            (Assumes $3.50 Per Share)

                                            High        Average        Low
                                            ----        -------        ---
CCAI Projected Pro  Forma
   Pre-tax Income                            $3.2          $3.2        $3.2
Discount                                       0%           20%         30%
                                               --           ---         ---
Adj. CCAI Pro Forma Pre-tax Income            $3.2          $2.6        $2.2
IHS Projected Pre-tax Income                 146.7         146.7       146.7
Synergies                                      1.8           1.8         1.8
Annual Transaction Cost(1)                    (3.9)         (3.9)       (3.9)
                                              -----         -----       -----
  Pro Forma Pre-tax Income                   147.8         147.2       146.8
  Pro Forma Taxes                             57.6          57.4        57.2
                                              ----          ----        ----
  Pro Forma Net Income                       $90.2         $89.8       $89.6
  IHS Shares Outstanding                      35.0          35.0        35.0
                                              ----          ----        ----
  Pro Forma IHS EPS                           $2.58         $2.57       $2.56
                                              =====         =====       =====
  Current EPS Projection                      $2.55         $2.55       $2.55
                                              =====         =====       =====
  Accretion/(Dilution)                        $0.03         $0.02       $0.01
================================================================================

-------------
(1) Based on IHS analysis.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                26

================================================================================
Integrated Health Services, Inc.

Valuation Methodology:  Comparable Merger and Acquisition Analysis (Cont'd)

================================================================================
                                  Accretion/(Dilution) Analysis - 1998 Projected
                                           (Assumes $3.50 Per Share)

                                         High          Average          Low
                                         ----          -------          ---
CCAI Projected Pro  Forma
   Pre-tax Income                         $7.7            $7.7          $7.7
Discount                                    0              20%           30%
                                            -              ---           ---
Adj. CCAI Pro Forma Pre-tax Income         $7.7            $6.2          $5.4
IHS Projected Pre-tax Income              188.4           188.4         188.4
Synergies                                   1.8             1.8           1.8
Annual Transaction Cost(1)                 (3.9)           (3.9)         (3.9)
                                           -----           -----         -----
  Pro Forma Pre-tax Income                194.0           192.5         191.7
  Pro Forma Taxes                          76.6            76.0          75.7
                                           ----            ----          ----
  Pro Forma Net Income                   $117.4          $116.5        $116.0
  IHS Shares Outstanding                   38.0            38.0          38.0
                                           ----            ----          ----
  Pro Forma IHS EPS                        $3.09           $3.07         $3.05
                                           =====           =====         =====
  Current EPS Projection                   $3.00           $3.00         $3.00
                                           =====           =====         =====
  Accretion/(Dilution)                     $0.09           $0.07         $0.05
================================================================================

-------------
(1) Based on IHS analysis.
--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                27

================================================================================
Integrated Health Services, Inc.


CCAI Premium Analysis

================================================================================
                          One Month Prior       One Week Prior
                             to 6/10/96          to 6/10/96          6/10/96
                             ----------          ----------          -------
CCAI Share Price               $1.9375             $3.375             $3.375
IHS Acquisition Offer           $3.50              $3.50              $3.50
Premium                         80.5%               3.7%               3.7%
================================================================================

--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                28

================================================================================
Integrated Health Services, Inc.

Preliminary  Conclusion

o Based on our preliminary evaluation, we believe that the Transaction is fair to IHS assuming (i) CCAI can divest of the 12 facilities without incurring a material loss that will signficantly impact the value of its equity and (ii) a reasonable amount of the synergies identified by IHS can be realized.

o Since IHS has been managing certain operations for CCAI, we have confidence in management's projections regarding the synergies. There is greater uncertainty regarding the divestiture of facilities, and we suggest that IHS attempt to structure the Transaction to minimize IHS's risk in this regard.

o    Shattuck   Hammond  will  participate  in  formal  due  diligence  for  the
     Transaction and will update the Board as requested.

--------------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.                                                29

                                                                       EXHIBIT 1

================================================================================
Shattuck Hammond Partners Inc.  COMMUNITY CARE OF AMERICA, INC.           Page 1
                                                  - BASE CASE/No Synergies
(In thousands)                     VALUATION ANALYSIS                  10-Jun-97
================================================================================

                                              DISCOUNTED CASH FLOW

                                                  NPV OF ASSETS (1)
                                                   Discount Rate
                                      -----------------------------------------
                         Terminal        14.0%            16.0%          18.0%
                         Multiple        -----            -----          -----
                         of EBITDA
                         ---------
                              6.0 x   $118,021         $109,370       $101,529
                              7.0 x   $131,464         $121,694       $112,844
                              8.0 x   $144,908         $134,018       $124,158

Plus: Adjusted Working Capital (1,2)      $446             $446           $446
Less: Long-Term Labilities
      and Short Term Debt(1)           (58,527)         (58,527)       (58,527)
                                       --------        --------       --------
                                      ($58,081)        ($58,081)      ($58,081)

                                                  NPV OF EQUITY (1,3)
                                                  Discount Rate
                                      -----------------------------------------
                         Terminal        14.0%            16.0%          18.0%
                         Multiple        -----            -----          -----
                         of EBITDA
                         ---------
                              6.0 x    $59,939          $51,289        $43,448
                              7.0 x    $73,383          $63,613        $54,763
                              8.0 x    $86,827          $75,937        $66,077

                                                  NPV OF EQUITY (1)
                                                   Discount Rate
                                      -----------------------------------------
                         Terminal        14.0%            16.0%          18.0%
                         Multiple        -----            -----          -----
                         of EBITDA
                         ---------
                              6.0 x      $7.28            $6.23          $5.28
                              7.0 x      $8.91            $7.72          $6.65
                              8.0 x     $10.54            $9.22          $8.02

1) Estimated at 12/31/97.
2) Adjusted for short- term debt and current maturities of long- term debt.
3) Based on 8.2 million shares. Assumes: (i) 7.6 million shares oustanding;
(ii) exclusion of IHS warrants; (iii) all employee options are out of the money and; (iv) Daiwa warrants equal 1.8 million or .6 million shares based on the treasury stock method.

=========================================================================================================
Shattuck Hammond Partners Inc.  COMMUNINITY CARE OF AMERICA, INC. - BASE CASE/No Synergies  Page 2
(In thousands)                  VALUATION ANALYSIS                                             10-Jun -97
=========================================================================================================

                                      DISCOUNTED CASH FLOW

                                                               Years ended December 31,
                                      -------------------------------------------------------------------
                                          1998           1999            2000            2001        2002
                                      -------------------------------------------------------------------
EBITDA                                 $15,297        $17,576         $20,084         $22,846     $25,885
IHS Synergies, Net of Tax                    0              0               0               0           0
Capital Expenditures                    (2,170)        (2,279)         (2,392)         (2,512)     (2,638)
Change in Net Working Capital           (1,073)           141             155             170         188
Taxes Payable(1)                        (4,671)        (5,494)         (6,403)         (7,406)     (8,511)
                                       -------        -------         -------         -------     -------
FREE CASH FLOW                          $7,383         $9,943         $11,444         $13,099     $14,924

TERMINAL EBITDA                                                                                   $25,885

Footnotes:
(1) Adjusted for Investment Income and Interest Expense.

====================================================================================================================================
Shattuck Hammond Partners Inc.                    COMMUNITY CARE OF AMERICA, INC. - BASE CASE/No Synergies                    Page 3
(In thousands, except per share data)                                  INCOME STATEMENT
====================================================================================================================================

                                                                  Years ended December 31,
                          ----------------------------------------------------------------------------------------------------------
                                 Historical (Pro Forma)(1)                                      Projected
                          -----------------------------------------   --------------------------------------------------------------
                                                     Est.   3 mos     l2mos                       FY
                          -----------------------------------------   --------------------------------------------------------------
                          1994    1995     1996      1997    1996         1997       1998       1999      2000       2001      2002
                          -----------------------------------------   --------------------------------------------------------------
Patient Service Revenue    NA      NA   $93,250  $107,475      $0     $107,475   $117,423   $129,166  $142,082   $156,290  $171,919
Other Oper. Revenue        NA      NA         0         0       0            0          0          0         0          0         0
                          -----------------------------------------   --------------------------------------------------------------
Total Revenue              NA      NA    93,250   107,475       0      107,475    117,423    129,166   142,082    156,290   171,919

Operating Expense          NA      NA    77,195    87,187       0       87,187     91,874    101,062   111,168    122,284   134,513
                          -----------------------------------------   --------------------------------------------------------------
Gross Income               NA      NA    16,055    20,289       0       20,289     25,549     28,104    30,914     34,005    37,406

SG&A                       NA      NA     5,226     2,200       0        2,200      2,507      2,758     3,034      3,337     3,671
                          -----------------------------------------   --------------------------------------------------------------
EBITDAR                    NA      NA    10,829    18,089       0       18,089     23,042     25,346    27,880     30,668    33,735

Lease/Rent Exp.            NA      NA     6,313     7,430       0        7,430      7,745      7,770     7,796      7,822     7,850
                          -----------------------------------------   --------------------------------------------------------------
EBITDA                     NA      NA     4,516    10,659       0       10,659     15,297     17,576    20,084     22,846    25,885

Depreciation               NA      NA     2,021     2,323       0        2,323      2,396      2,509     2,626      2,750     2,880
Amortization               NA      NA       200       608       0          608        608        608       608        608       608
                          -----------------------------------------   --------------------------------------------------------------
EBIT                       NA      NA     2,295     7,728       0        7,728     12,293     14,459    16,850     19,488    22,397

Investment Income          NA      NA       105        80       0           80        157        210       280        330       583
Revolver Expense           NA      NA         0         0       0            0          0          0         0          0         0
Interest Expense           NA      NA    (3,692)   (4,635)      0       (4,635)    (4,814)    (4,456)   (3,858)    (2,937)   (2,363)
                          -----------------------------------------   --------------------------------------------------------------
Pretax Income              NA      NA    (1,292)    3,172       0        3,172      7,636     10,213    13,272     16,881    20,617

Income Taxes               NA      NA      (491)    1,205       0        1,205      2,902      3,881     5,043      6,415     7,834
                          -----------------------------------------   --------------------------------------------------------------
Net Inc. Bef. Extra. Item  NA      NA      (801)    1,967       0        1,967      4,734      6,332     8,229     10,466    12,382

Ex. Item, net of tax(2)    NA      NA         0         0       0            0          0          0         0          0         0
                          -----------------------------------------   --------------------------------------------------------------
Net Income                 NA      NA     ($801)   $1,967      $0       $1,967     $4,734     $6,332    $8,229    $10,466   $12,382
                          =========================================   ==============================================================

# of Shares Outst.(3)    0.00    0.00     7,385     7,598       0        7,598      7,598      7,598     7,598      7,598     7,598
Earnings per share      $0.00   $0.00    ($0.11)    $0.26   $0.00        $0.26      $0.62      $0.83     $1.08      $1.38     $1.68
Dividend per share      $0.00   $0.00     $0.00     $0.00   $0.00        $0.00      $0.00      $0.00     $0.00      $0.00     $0.00
Total Dividend (000)    $0.00   $0.00     $0.00     $0.00   $0.00        $0.00      $0.00      $0.00     $0.00      $0.00     $0.00

                   SEE ASSUMPTIONS FOR PROJECTIONS PAGES 7-8

1) Estimated pro forma adjustment has been made for facilities, clinics and management contracts which are assumed to be sold or closed by the end of 1997.
2) Excludes historic extraordinary items.      3) Excludes warrants and options.

=========================================================================================================================
Shattuck Hammond Partners Inc.            COMMUNITY CARE OF AMERICA, lNC. - BASE CASE/No Synergies                 Page 4
                                          MARGINS, INTEREST COVERAGE, RATIO ANALYSIS
=========================================================================================================================

                                                             Years ended December 31,
                           ----------------------------------------------------------------------------------------------
                                         Historical        Est.                               Projected
                           ------------------------------------          ------------------------------------------------
                           1994      1995       1996       1997            1998      1999       2000       2001      2002
                           ------------------------------------          ------------------------------------------------
MARGINS
Gross Income                NA         NA      17.2%      18.9%           21.8%     21.8%      21.8%      21.8%     21.8%
EBITDAR                     NA         NA      11.6%      16.8%           19.6%     19.6%      19.6%      19.6%     19.6%
EBITDA                      NA         NA       4.8%       9.9%           13.0%     13.6%      14.1%      14.6%     15.1%
EBIT                        NA         NA       2.5%       7.2%           10.5%     11.2%      11.9%      12.5%     13.0%
Pretax Income               NA         NA      -1.4%       3.0%            6.5%      7.9%       9.3%      10.8%     12.0%
Net Income                  NA         NA      -0.9%       1.8%            4.0%      4.9%       5.8%       6.7%      7.4%

COVERAGE RATIOS (1)

EBITDAR/(Rent
and Int. Exp.)              NA         NA       1.08       1.50            1.83      2.07       2.39       2.85      3.30
EBITDA/Int. Exp.            NA         NA       1.22       2.30            3.18      3.94       5.21       7.78     10.95
EBITDAR/(Rent
and Debt Service.)          NA         NA        NA        1.29            1.38      1.42       1.41       1.44      2.28
EBITDA/Debt Service         NA         NA        NA        1.60            1.72      1.75       1.68       1.69      3.72

RATIO ANALYSIS
Return on Equity            NA         NA      -5.0%      10.9%           20.9%     21.8%      22.1%      21.9%     21.1%
Return on Assets            NA         NA      -0.8%       2.0%            4.9%      6.4%       8.2%      10.2%     11.3%
Return on Inv. Cap.(2)      NA         NA      -1.0%       2.6%            6.1%      8.1%      10.6%      13.5%     14.9%

L-T Debt/Total Cap.(3)      NA         NA      81.2%      81.2%           76.1%     70.3%      62.7%      53.3%     46.4%
Total Debt/Total Capital    NA         NA      81.4%      81.4%           76.4%     70.6%      63.0%      53.5%     46.6%

Sales/Inventory             NA         NA      58.5       67.4            72.4      65.8       65.8         NA        NA
Sales/Working Capital       NA         NA     (14.8)     (43.3)          (83.4)    (75.8)     (75.8)     (75.8)    (75.8)
Sales/Net Fixed Assets      NA         NA       1.6        1.9             2.0       2.2        2.5        2.7       3.0
Sales/Gross Fixed Assets    NA         NA       1.4        1.6             1.7       1.8        2.0        2.1       2.2
Sales/Assets                NA         NA       1.0        1.1             1.2       1.3        1.4        1.5       1.5

Footnotes:
(1) Interest Expense includes Revolver interest.
(2) Invested Capital consists of Stockholders' Equity and Long-Term Debt.
(3) Includes Other liabilities.
(4) Net of Cash and Revolver.

==========================================================================================================================
Shattuck Hammond Partners Inc.               COMMUNITY CARE OF AMERICA, INC. - BASE CASE/No Synergies               Page 5
(In thousands)                                                     BALANCE SHEET
==========================================================================================================================

                                                                     Years ended December 31,
                              --------------------------------------------------------------------------------------------
                                     Historical      Est.                                    Projected
                              ---------------------------- Opening      --------------------------------------------------
                               1995        1996      1997  Balance         1998      1999       2000      2001       2002
                              --------------------------------------------------------------------------------------------
ASSET
Cash and Equivalents            NA      $ 1,709   $ 2,928    $ 2,928    $ 3,343   $ 5,043    $ 6,159   $ 7,045   $ 16,263
Receivables, Net                NA       16,407    14,900     14,900     14,477    15,925     17,517    19,269     21,196
Inventory                       NA        1,761     1,595      1,595      1,622     1,784      1,962     2,158      2,374
Other Current Assets            NA        1,095       992        992      1,008     1,109      1,220     1,342      1,476
                              --------------------------------------------------------------------------------------------
  Total Current Assets          NA       20,972    20,415     20,415     20,450    23,861     26,858    29,814     41,309

Gross Fixed Assets              NA       64,145    65,980     65,980     68,150    70,429     72,821    75,333     77,971
Accumulated Depreciation        NA        5,721     8,044      8,044     10,440    12,949     15,575    18,325     21,205
                              --------------------------------------------------------------------------------------------
  Net Fixed Assets              NA       58,424    57,936     57,936     57,710    57,480     57,246    57,008     56,766

Deposits                        NA        6,637     2,637      2,637      2,637     2,637      2,637     2,637      2,637
Note Receivable                 NA            0         0          0          0         0          0         0          0
Other Assets                    NA        1,354     1,354      1,354      1,354     1,354      1,354     1,354      1,354
Goodwill & Intangibles          NA       14,732    14,124     14,124     13,516    12,908     12,300    11,692     11,084
                              --------------------------------------------------------------------------------------------
  Total Assets                  NA      102,119    96,466     96,466     95,667    98,240    100,395   102,505    113,150

LIABILITIES:
  Revolver/Short Term Debt      NA            0         0          0          0         0          0         0          0
  Accounts Payable              NA       15,595    12,899     12,899     11,327    12,460     13,706    15,076     16,584
  Accrued Expenses              NA        7,807     7,070      7,070      7,189     7,908      8,698     9,568     10,525
  Put Option                    NA        2,181         0          0          0         0          0         0          0
  Other Liabilities             NA            0         0          0          0         0          0         0          0
                              --------------------------------------------------------------------------------------------
  Total Current Liabilities     NA       25,583    19,969     19,969     18,516    20,367     22,404    24,644     27,109

  Junior Subordinated           NA            0         0          0          0         0          0         0          0
  Existing                      NA       60,371    58,365     58,365     54,285    48,675     40,565    29,968     25,366
  Deferred Taxes                NA          162       162        162        162       162        162       162        162
  Other                         NA            0         0          0          0         0          0         0          0
                              --------------------------------------------------------------------------------------------
    Total Liabilities           NA       86,116    78,496     78,496     72,963    69,204     63,131    54,774     52,637

Shareholders' Equity
  Surplus Note/New Equity, Net  NA            0         0          0          0         0          0         0          0
  Paid-in- Capital              NA       36,484    36,484     36,484     36,484    36,484     36,484    36,484     36,484
  Retained Earnings             NA      (20,481)  (18,514)   (18,514)   (13,780)   (7,448)       780    11,247     24,029
    Total Shareholders' Equity  NA       16,003    17,970     17,970     22,704    29,036     37,264    47,731     60,513
                              --------------------------------------------------------------------------------------------
    Liabilities & Equity        NA     $102,119   $96,466    $96,466    $95,667   $98,240   $100,395  $102,505   $113,150
                              ===========================================================================================
                                NA          0.0       0.0        0.0        0.0      (0.0)       0.0       0.0        0.0

                   SEE ASSUMPTIONS FOR PROJECTIONS PAGES 7-8.

================================================================================================================
Shattuck Hammond Partners Inc.      COMMUNITY CARE OF AMERICA, INC. - BASE CASE/No Synergies              Page 6
(In thousands)                           CASH FLOW STATEMENT
================================================================================================================

                                                                 Years ended December 31,
                                       Opening    --------------------------------------------------------------
                                       Balance        1998      1999       2000       2001       2002    Total
                                                  --------------------------------------------------------------
SOURCES:
Net Income                                        $  4,734  $  6,332   $  8,229   $ 10,466   $ 12,782   $ 42,543
Depreciation                                         2,396     2,509      2,626      2,750      2,880     13,161
Goodwill Amortization                                  608       608        608        608        608      3,040
Deferred Charge Amortization                             0         0          0          0          0          0
Other                                                    0         0          0          0          0          0
Deferred Taxes                                           0         0          0          0          0          0
                                                  --------------------------------------------------------------
  Sources from Operations                            7,738     9,449     11,463     13,824     16,270     58,744

Other Liabilities                                        0         0          0          0          0          0
Sales of Assets                                          0         0          0          0          0          0
Revolver Increase/(Repayment)                            0         0          0          0          0          0
Common Equity, Net/Surplus Note, Net                     0         0          0          0          0          0
                                                  --------------------------------------------------------------
  Total Sources of Funds                             7,738     9,449     11,463     13,824     16,270     58,744

USES:
Net Ch. in Curr. Ass. and Liab. Incr./(Decr.)(1)     1,073      (141)      (155)      (170)      (188)       419
Capital Expenditures                                 2,170     2,279      2,392      2,512      2,638     11,991
Debt Repayment/Dividends                             4,080     5,610      8,110     10,597      4,602     32,999
Other Assets - Increase/(Decrease)                       0         0          0          0          0          0
                                                  --------------------------------------------------------------
  Total Uses of Funds                             $  7,323  $  7,748   $ 10,347   $ 12,939   $  7,052   $ 45,409
                                                  ==============================================================
Increase (Decrease) in Cash                       $    415  $  1,701   $  1,116   $    886   $  9,218   $ 13,335
                                                  ==============================================================
Cash Balance                            $  2,928  $  3,343  $  5,043   $  6,159   $  7,045   $ 16,263   $ 16,263
                                                  ==============================================================

Footnotes:         SEE ASSUMPTIONS FOR PROJECTIONS PAGES 7-8.

(1) Net of Cash and Revolver.

====================================================================================================================================
Shattuck Hammond Partners Inc.                    COMMUNITY CARE OF AMERICA, INC. - BASE CASE/No Synergies                    Page 7
(In thousands)                                     ASSUMPTIONS FOR PROJECTIONS
====================================================================================================================================

                                                                                     Years ended December 31,
                                                       -----------------------------------------------------------------------------
                                                          Historical(1)       Est.                       Projected
                                                       ---------------------------    ----------------------------------------------
                                                         1995       1996      1997      1998      1999      2000      2001      2002
                                                       -----------------------------------------------------------------------------
1.  Projected Patient Service Revenue Growth               NA         NA     15.3%      9.3%     10.0%     10.0%     10.0%     10.0%
2.  Projected Other Operating Revenue Growth               NA         NA      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
3.  Operating Exp. as a Per. of Revenue will be            NA      82.8%     81.1%     80.0%     80.0%     80.0%     80.0%     80.0%
4.  SG&A as a Percent of Operating Revenue will be         NA       5.6%      2.0%      2.1%      2.1%      2.1%      2.1%      2.1%
5.  SG&A Will Increase By                                  NA         NA    -57.9%     14.0%     10.0%     10.0%     10.0%     10.0%
6.  Lease/Rent Expense Will Increase By                    NA         NA     17.7%      4.2%      0.3%      0.3%      0.3%      0.4%
7.  Cap. Exp. as a Percent of Revenue will be              NA       3.1%      1.7%      1.8%      1.8%      1.7%      1.6%      1.5%
8.  Capital Expenditures are Projected to be               NA     $2,859    $1,835    $2,170    $2,279    $2,392    $2,512    $2,638
9.  Depreciation as a percent of Revenue will be           NA       2.2%      2.2%      2.0%      1.9%      1.8%      1.8%      1.7%
10. Receivables as Days of Revenue will be                 NA       64.2      50.6      45.0      45.0      45.0      45.0      45.0
11. Supplies as a % of Revenue                             NA       1.9%      1.5%      1.4%      1.4%      1.4%      1.4%      1.4%
12. Other Current Assets as a Percent of
      Revenue will be                                      NA       1.2%      0.9%      0.9%      0.9%      0.9%      0.9%      0.9%
13. Accounts Payable as Days of Operating Exp. will be     NA       73.7      54.0      45.0      45.0      45.0      45.0      45.0
14. Accrued Expenses as a precent of Rev. will be          NA       8.4%      6.6%      6.1%      6.1%      6.1%      6.1%      6.1%
15. Other Current Liabilities as a Percent
      of Revenue will be                                   NA       0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
16. The Effective Tax Rate will be 38.0%
17. Investments will earn 5.0%

1) Estimated pro forma adjustments have been made for facilities, clinics and management contracts which are assumed to be sold or closed by the end of 1997.

==============================================================================================================================
Shattuck Hammond Partners Inc.              COMMUNITY CARE OF AMERICA, INC. - BASE CASE/No Synergies                    Page 8
                                                     FACILITY ASSUMPTIONS                                            10-Jun-97
==============================================================================================================================

                                                                  Years ended December 31,
                              ------------------------------------------------------------------------------------------------
                                          Historical               Est.                          Projected
                              -----------------------------------------  -----------------------------------------------------
                                  1994       1995       1996       1997       1998       1999       2000       2001       2002
                              ------------------------------------------------------------------------------------------------
Skilled Nursing Facilities:
Patient Days                        NA         NA    996,778  1,081,927  1,081,927  1,081,927  1,081,927  1,081,927  1,081,927
                                    NA         NA         NA       8.5%       0.0%       0.0%       0.0%       0.0%       0.0%
Average Daily Revenue           $76.63     $84.42     $92.17     $98.00    $107.02    $117.80    $129.66    $142.71    $157.07
                                    NA      10.2%       9.2%       6.3%       9.2%      10.1%      10.1%      10.1%      10.1%
Revenue                             NA         NA     91,869    106,029    115,790    127,451    140,281    154,399    169,934
                                    NA         NA         NA      15.4%       9.2%      10.1%      10.1%      10.1%      10.1%
Average Daily Operating Expense     NA         NA     $76.27     $79.50     $83.70     $92.13    $101.41    $111.62    $122.85
                                    NA         NA         NA       4.2%       5.3%      10.1%      10.1%      10.1%      10.1%
Operating Expense                   NA         NA    $76,025    $86,013    $90,560    $99,682   $109,719   $120,763   $132,916
                                    NA         NA         NA      13.1%       5.3%      10.1%      10.1%      10.1%      10.1%
Head Trauma Facility:
Head Trauma Revenue                 NA         NA     $1,381     $1,446     $1,633     $1,715     $1,801     $1,891     $1,985
                                    NA         NA         NA       4.7%      12.9%       5.0%       5.0%       5.0%       5.0%
Head Trauma Operating Expense       NA         NA     $1,170     $1,173     $1,314     $1,380     $1,449     $1,521     $1,597
                                    NA         NA         NA       0.3%      12.0%       5.0%       5.0%       5.0%       5.0%

Total Revenue                       NA         NA    $93,250   $107,475   $117,423   $129,166   $142,082   $156,290   $171,919
Total Operating Expense             NA         NA    $77,195    $87,187    $91,874   $101,062   $111,168   $122,284   $134,513

                                                                       EXHIBIT 2

================================================================================
Shattuck Hammond Partners Inc.  COMMUNITY CARE OF AMERICA, INC.           Page 1
(In thousands)                                   - BASE CASE/Synergies
                                VALUATION ANALYSIS                     10-Jun-97
================================================================================

                                                 DISCOUNTED CASH FLOW

                                                   NPV OF ASSETS(1)
                                                    Discount Rate
                                      -------------------------------------
                         Terminal          14.0%        16.0%        18.0%
                         Multiple          -----        -----        -----
                         of EBITDA
                         ---------
                            6.0 x       $128,083     $118,736     $110,263
                            7.0 x       $142,550     $131,998     $122,439
                            8.0 x       $157,017     $145,260     $134,614

Plus: Adjusted Working Capital(1,2)         $446         $446         $446
Less: Long-Term Liabilities
      and Short Term Debt(1)             (58,527)     (58,527)     (58,527)
                                        --------     --------     --------
                                        ($58,081)    ($58,081)    ($58,081)

                                                   NPV OF EQUITY(1,3)
                                                    Discount Rate
                                      -------------------------------------
                         Terminal          14.0%        16.0%        18.0%
                         Multiple          -----        -----        -----
                         of EBITDA
                         ---------
                            6.0 x        $70,002      $60,655      $52,182
                            7.0 x        $84,469      $73,917      $64,357
                            8.0 x        $98,935      $87,179      $76,533

                                                   NPV OF EQUITY(1)
                                                    Discount Rate
                                      -------------------------------------
                         Terminal          14.0%        16.0%        18.0%
                         Multiple          -----        -----        -----
                         of EBITDA
                         ---------
                            6.0 x          $8.50        $7.36        $6.34
                            7.0 x         $10.26        $8.97        $7.81
                            8.0 x         $12.01       $10.58        $9.29

1) Estimated at 12/31/97.
2) Adjusted for short-term debt and current maturities of long-term debt.
3) Based on 8.2 million shares. Assumes: (i) 7.6 million shares outstanding;
(ii) exclusion of IHS warrants; (iii) all employee options are out of the money and; (iv) Daiwa warrants equal 1.8 million or .6 million shares based on the treasury stock method.

====================================================================================
Shattuck Hammond Partners Inc.  COMMUNITY CARE OF AMERICA, INC.               Page 2
(In thousands)                                   - BASE CASE/Synergies
                                VALUATION ANALYSIS                         10-Jun-97
====================================================================================

                               DISCOUNTED CASH FLOW

                                               Years ended December 31,
                               ----------------------------------------------------
                                   1998       1999       2000       2001       2002
                               ----------------------------------------------------
EBITDA                         $ 15,297   $ 17,576   $ 20,084   $ 22,846   $ 25,885
IHS Synergies, Net of Tax         1,085      1,118      1,151      1,186      1,221
Capital Expenditures             (2,170)    (2,279)    (2,392)    (2,512)    (2,638)
Change in Net Working Capital    (1,073)       141        155        170        188
Taxes Payable (1)                (4,671)    (5,494)    (6,403)    (7,406)    (8,511)
                               --------   --------   --------   --------   --------
FREE CASH FLOW                 $  8,468   $ 11,061   $ 12,595   $ 14,285   $ 16,145

TERMINAL EBITDA                                                            $ 27,854

Footnotes:
(1) Adjusted for Investment Income and Interest Expense.

====================================================================================================================================
Shattuck Hammond Partners Inc.                  COMMUNITY CARE OF AMERICA, INC. - BASE CASE/Synergies                         Page 3
(In thousands, except per share data)                 INCOME STATEMENT
====================================================================================================================================

                                                            Years ended December 31,
                           ---------------------------------------------------------------------------------------------------------
                                    Historical (Pro Forma)(1)                                 Projected
                           -----------------------------------------    ------------------------------------------------------------
                                                       Est.    3 mos    12 mos                   FY
                           -----------------------------------------    ------------------------------------------------------------
                            1994   1995     1996       1997     1996        1997      1998      1999      2000      2001       2002
                           -----------------------------------------    ------------------------------------------------------------
Patient Service Revenue       NA     NA  $93,250   $107,475       $0    $107,475  $117,423  $129,166  $142,082  $156,290   $171,919
Other Oper. Revenue           NA     NA        0          0        0           0         0         0         0         0          0
                           -----------------------------------------    ------------------------------------------------------------
Total Revenue                 NA     NA   93,250    107,475        0     107,475   117,423   129,166   142,082   156,290    171,919

Operating Expense             NA     NA   77,195     87,187        0      87,187    91,874   101,062   111,168   122,284    134,513
                           -----------------------------------------    ------------------------------------------------------------
Gross Income                  NA     NA   16,055     20,289        0      20,289    25,549    28,104    30,914    34,005     37,406

SG&A                          NA     NA    5,226      2,200        0       2,200     2,507     2,758     3,034     3,337      3,671
                           -----------------------------------------    ------------------------------------------------------------
EBITDAR                       NA     NA   10,829     18,089        0      18,089    23,042    25,346    27,880    30,668     33,735

Lease/Rent Exp                NA     NA    6,313      7,430        0       7,430     7,745     7,770     7,796     7,822      7,850
                           -----------------------------------------    ------------------------------------------------------------
EBITDA                        NA     NA    4,516     10,659        0      10,659    15,297    17,576    20,084    22,846     25,885

Depreciation                  NA     NA    2,021      2,323        0       2,323     2,396     2,509     2,626     2,750      2,880
Amortization                  NA     NA      200        608        0         608       608       608       608       608        608
                           -----------------------------------------    ------------------------------------------------------------
EBIT                          NA     NA    2,295      7,728        0       7,728    12,293     14A59    16,850    19,488     22,397

Investment Income             NA     NA      105         80        0          80       157       210       280       330        583
Revolver Expense              NA     NA        0          0        0           0         0         0         0         0          0
Interest Expense              NA     NA   (3,692)    (4,635)       0      (4,635)   (4,814)   (4,456)   (3,858)   (2,937)    (2,363)
                           -----------------------------------------    ------------------------------------------------------------
Pretax Income                 NA     NA   (1,292)     3,172        0       3,172     7,636    10,213    13,272    16,881     20,617

Income Taxes                  NA     NA     (491)     1,205        0       1,205     2,902     3,881     5,043     6,415      7,834
                           -----------------------------------------    ------------------------------------------------------------
Net Inc. Bef. Extra. Item     NA     NA     (801)     1,967        0       1,967     4,734     6,332     8,229    10,466     12,782

Ex. Item, net of tax(2)       NA     NA        0          0        0           0         0         0         0         0          0
                           -----------------------------------------    ------------------------------------------------------------
Net Income                    NA     NA    ($801)    $1,967       $0      $1,967    $4,734    $6,332    $8,229   $10,466    $12,782
                           =========================================    ============================================================

# of Shares Outst.(3)       0.00   0.00    7,385      7,598        0       7,598     7,598     7,598     7,598     7,598      7,598
Earnings per share         $0.00  $0.00   ($0.11)     $0.26    $0.00       $0.26     $0.62     $0.83     $1.08     $1.38      $1.68
Dividend per share         $0.00  $0.00    $0.00      $0.00    $0.00       $0.00     $0.00     $0.00     $0.00     $0.00      $0.00
Total Dividend (000)       $0.00  $0.00    $0.00      $0.00    $0.00       $0.00     $0.00     $0.00     $0.00     $0.00      $0.00

                   SEE ASSUMPTIONS FOR PROJECTIONS PAGES 7-8.
1) Estimated pro forma adjustment has been made for facilities, clinics and management contracts which are assumed to be sold or closed by the end of 1997.
2) Excludes historic extraordinary items.      3) Excludes warrants and options.

======================================================================================================================
Shattuck Hammond Partners Inc.          COMMUNITY CARE OF AMERICA, INC. - BASE CASE/Synergies                   Page 4
                                  MARGINS, INTEREST COVERAGE, RATIO ANALYSIS
======================================================================================================================

                                                            Years ended December 31,
                          --------------------------------------------------------------------------------------------
                                        Historical       Est.                              Projected
                          -----------------------------------         ------------------------------------------------
                           1994     1995       1996      1997            1998      1999      2000       2001      2002
                          -----------------------------------         ------------------------------------------------
MARGINS
Gross Income                 NA       NA      17.2%     18.9%           21.8%     21.8%     21.8%      21.8%     21.8%
EBITDAR                      NA       NA      11.6%     16.8%           19.6%     19.6%     19.6%      19.6%     19.6%
EBITDA                       NA       NA       4.8%      9.9%           13.0%     13.6%     14.1%      14.6%     15.1%
EBIT                         NA       NA       2.5%      7.2%           10.5%     11.2%     11.9%      12.5%     13.0%
Pretax Income                NA       NA      -1.4%      3.0%            6.5%      7.9%      9.3%      10.8%     12.0%
Net Income                   NA       NA      -0.9%      1.8%            4.0%      4.9%      5.8%       6.7%      7.4%

COVERAGE RATIOS(1)

EBITDAR/(Rent
and Int. Exp.)               NA       NA       1.08      1.50            1.83      2.07      2.39       2.85      3.30
EBITDA/Int. Exp.             NA       NA       1.22      2.30            3.18      3.94      5.21       7.78     10.95
EBITDAR/(Rent
and Debt Service.)           NA       NA         NA      1.29            1.38      1.42      1.41       1.44      2.28
EBITDA/Debt Service          NA       NA         NA      1.60            1.72      1.75      1.68       1.69      3.72

RATIO ANALYSIS
Return on Equity             NA       NA      -5.0%     10.9%           20.9%     21.8%     22.1%      21.9%     21.1%
Return on Assets             NA       NA      -0.8%      2.0%            4.9%      6.4%      8.2%      10.2%     11.3%
Return on Inv. Cap.(2)       NA       NA      -1.0%      2.6%            6.1%      8.1%     10.6%      13.5%     14.9%

L-T Debt/Total Cap.(3)       NA       NA      81.2%     81.2%           76.1%     70.3%     62.7%      53.3%     46.4%
Total Debt/Total Capital     NA       NA      81.4%     81.4%           76.4%     70.6%     63.0%      53.5%     46.6%

Sales/Inventory              NA       NA       58.5      67.4            72.4      65.8      65.8         NA        NA
Sales/Working Capital        NA       NA      (14.8)    (43.3)          (83.4)    (75.8)    (75.8)     (75.8)    (75.8)
Sales/Net Fixed Assets       NA       NA        1.6       1.9             2.0       2.2       2.5        2.7       3.0
Sales/Gross Fixed Assets     NA       NA        1.4       1.6             1.7       1.8       2.0        2.1       2.2
Sales/Assets                 NA       NA        1.0       1.1             1.2       1.3       1.4        1.5       1.5

Footnotes:
(1) Interest Expense includes Revolver interest.
(2) Invested Capital consists of Stockholders' Equity and Long-Term Debt.
(3) Includes Other Liabilities.
(4) Net of Cash and Revolver.

====================================================================================================================================
Shattuck Hammond Partners Inc.                    COMMUNITY CARE OF AMERICA, INC. - BASE CASE/Synergies                       Page 5
(In thousand)                                                      BALANCE SHEET
====================================================================================================================================

                                                                       Years ended December 31,
                                    Historical         Est.    Opening                        Projected
                               ----------------------------            -------------------------------------------------------------
                               1995        1996        1997    Balance         1998        1999         2000        2001        2002
                               -----------------------------------------------------------------------------------------------------
ASSETS:
Cash and Equivalents             NA    $  1,709    $  2,928    $  2,928    $  3,343     $ 5,043     $  6,159    $  7,045    $ 16,263
Receivables, Net                 NA      16,407      14,900      14,900      14,477      15,925       17,517      19,269      21,196
Inventory                        NA       1,761       1,595       1,595       1,622       1,784        1,962       2,158       2,374
Other Current Assets             NA       1,095         992         992       1,008       1,109        1,220       1,342       1,476
                               -----------------------------------------------------------------------------------------------------
  Total Current Assets           NA      20,972      20,415      20,415      20,450      23,861       26,858      29,814      41,309

Gross Fixed Assets               NA      64,145      65,980      65,980      68,150      70,429       72,821      75,333      77,971
Accumulated Depreciation         NA       5,721       8,044       8,044      10,440      12,949       15,575      18,325      21,205
                               -----------------------------------------------------------------------------------------------------
  Net Fixed Assets               NA      58,424      57,936      57,936      57,710      57,480       57,246      57,008      56,766

Deposits                         NA       6,637       2,637       2,637       2,637       2,637        2,637       2,637       2,637
Note Receivable                  NA           0           0           0           0           0            0           0           0
Other Assets                     NA       1,354       1,354       1,354       1,354       1,354        1,354       1,354       1,354
Goodwill & Intangibles           NA      14,732      14,124      14,124      13,516      12,908       12,300      11,692      11,084
                               -----------------------------------------------------------------------------------------------------
  Total Assets                   NA     102,119      96,466      96,466      95,667      98,240      100,395     102,505     113,150

LIABILITIES:
  Revolver/Short Term Debt       NA           0           0           0           0           0            0           0           0
  Accounts Payable               NA      15,595      12,899      12,899      11,327      12,460       13,706      15,076      16,584
  Accrued Expenses               NA       7,807       7,070       7,070       7,189       7,908        8,698       9,568      10,525
  Put Option                     NA       2,181           0           0           0           0            0           0           0
  Other Liabilities              NA           0           0           0           0           0            0           0           0
                               -----------------------------------------------------------------------------------------------------
  Total Current Liabilities      NA      25,583      19,969      19,969      18,516      20,367       22,404      24,644      27,109

  Junior Subordinated            NA           0           0           0           0           0            0           0           0
  Existing                       NA      60,371      58,365      58,365      54,285      48,675       40,565      29,968      25,366
  Deferred Taxes                 NA         162         162         162         162         162          162         162         162
  Other                          NA           0           0           0           0           0            0           0           0
                               -----------------------------------------------------------------------------------------------------
   Total Liabilities             NA      86,116      78,496      78,496      72,963      69,204       63,131      54,774      52,637

 Shareholders' Equity
  Surplus Note/New Equity, Net   NA           0           0           0           0           0            0           0           0
  Paid-in-Capital                NA      36,484      36,484      36,484      36,484      36,484       36,484      36,484      36,484
  Retained Earnings              NA     (20,481)    (18,514)    (18,514)    (13,780)     (7,448)         780      11,247      24,029
   Total Shareholders' Equity    NA      16,003      17,970      17,970      22,704      29,036       37,264      47,731      60,513
                               -----------------------------------------------------------------------------------------------------
   Liabilities &Equity           NA    $102,119    $ 96,466    $ 96,466    $ 95,667     $98,240     $100,395    $102,505    $113,150
                               =====================================================================================================
                                 NA         0.0         0.0         0.0         0.0        (0.0)        (0.0)        0.0         0.0

                   SEE ASSUMPTIONS FOR PROJECTIONS PAGES 7-8.

==================================================================================================================================
Shattuck Hammond Partners Inc.                      COMMUNITY CARE OF AMERICA, INC. - BASE CASE/Synergies                   Page 6
(In thousands)                                                CASH FLOW STATEMENT
==================================================================================================================================

                                                                                    Years ended  December 31,
                                                  Opening  -----------------------------------------------------------------------
                                                  Balance       1998       1999         2000         2001         2002      Total
                                                           -----------------------------------------------------------------------
SOURCES
Net Income                                                    $4,734    $ 6,332     $  8,229     $ 10,466     $ 12,782     $42,543
Depreciation                                                   2,396      2,509        2,626        2,750        2,880      13,161
Goodwill Amortization                                            608        608          608          608          608       3,040
Deferred Charge Amortization                                       0          0            0            0            0           0
Other                                                              0          0            0            0            0           0
Deferred Taxes                                                     0          0            0            0            0           0
                                                           -----------------------------------------------------------------------
  Sources from Operations                                      7,738      9,449       11,463       13,824       16,270      58,744

Other Liabilities                                                  0          0            0            0            0           0
Sales of Assets                                                    0          0            0            0            0           0
Revolver Increase/(Repayment)                                      0          0            0            0            0           0
Common Equity, Net/Surplus Note, Net                               0          0            0            0            0           0
                                                           -----------------------------------------------------------------------
  Total Sources of Funds                                       7,738      9,449       11,463       13,824       16,270      58,744

USES:
Net Ch. in Curr. Ass. and Liab. Incr./(Decr.)(1)               1,073       (141)        (155)        (170)        (188)        419
Capital Expenditures                                           2,170      2,279        2,392        2,512        2,638      11,991
Debt Repayment/Dividends                                       4,080      5,610        8,110       10,597        4,602      32,999
Other Assets - Increasd(Decrease)                                  0          0            0            0            0           0
                                                           -----------------------------------------------------------------------
  Total Uses of Funds                                         $7,323    $ 7,748     $ 10,347     $ 12,939     $  7,052     $45,409
                                                           =======================================================================
Increase (Decrease) in Cash                                   $  415    $ 1,701     $  1,116     $    886     $  9,218     $13,335
                                                           =======================================================================
Cash Balance                                        $2,928    $3,343    $ 5,043     $  6,159     $  7,045     $ 16,263     $16,263
                                                           =======================================================================

Footnotes:         SEE ASSUMPTIONS FOR PROJECTIONS PAGES 7-8.

(1) Net of Cash and Revolver

====================================================================================================================================
Shattuck Hammond Partners Inc.                    COMMUNITY CARE OF AMERICA, INC. - BASE CASE/Synergies                       Page 7
(In thousands)                                     ASSUMPTIONS FOR PROJECTIONS
====================================================================================================================================

                                                                                     Years ended December 31,
                                                       -----------------------------------------------------------------------------
                                                          Historical(1)       Est.                       Projected
                                                       ---------------------------    ----------------------------------------------
                                                         1995       1996      1997      1998      1999      2000      2001      2002
                                                       -----------------------------------------------------------------------------
1.  Projected Patient Service Revenue Growth               NA         NA     15.3%      9.3%     10.0%     10.0%     10.0%     10.0%
2.  Projected Other Operating Revenue Growth               NA         NA      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
3.  Operating Exp. as a Per. of Revenue will be            NA      82.8%     81.1%     80.0%     80.0%     80.0%     80.0%     80.0%
4.  SG&A as a Percent of Operating Revenue will be         NA       5.6%      2.0%      2.1%      2.1%      2.1%      2.1%      2.1%
5.  SG&A Will Increase By                                  NA         NA    -57.9%     14.0%     10.0%     10.0%     10.0%     10.0%
6.  Lease/Rent Expense Will Increase By                    NA         NA     17.7%      4.2%      0.3%      0.3%      0.3%      0.4%
7.  Cap. Exp. as a Percent of Revenue will be              NA       3.1%      1.7%      1.8%      1.8%      1.7%      1.6%      1.5%
8.  Capital Expenditures are Projected to be               NA     $2,859    $1,835    $2,170    $2,279    $2,392    $2,512    $2,638
9.  Depreciation as a percent of Revenue will be           NA       2.2%      2.2%      2.0%      1.9%      1.8%      1.8%      1.7%
10. Receivables as Days of Revenue will be                 NA       64.2      50.6      45.0      45.0      45.0      45.0      45.0
11. Supplies as a % of Revenue                             NA       1.9%      1.5%      1.4%      1.4%      1.4%      1.4%      1.4%
12. Other Current Assets as a Percent of
      Revenue will be                                      NA       1.2%      0.9%      0.9%      0.9%      0.9%      0.9%      0.9%
13. Accounts Payable as Days of Operating Exp. will be     NA       73.7      54.0      45.0      45.0      45.0      45.0      45.0
14. Accrued Expenses as a precent of Rev. will be          NA       8.4%      6.6%      6.1%      6.1%      6.1%      6.1%      6.1%
15. Other Current Liabilities as a Percent
      of Revenue will be                                   NA       0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
16. The Effective Tax Rate will be 38.0%
17. Investments will earn 5.0%

1) Estimated pro forma adjustments have been made for facilities, clinics and management contracts which are assumed to be sold or closed by the end of 1997.

==============================================================================================================================
Shattuck Hammond Partners Inc.              COMMUNITY CARE OF AMERICA, INC. - BASE CASE/Synergies                       Page 8
                                                     FACILITY ASSUMPTIONS                                            10-Jun-97
==============================================================================================================================

                                                                  Years ended December 31,
                              ------------------------------------------------------------------------------------------------
                                          Historical               Est.                          Projected
                              -----------------------------------------  -----------------------------------------------------
                                  1994       1995       1996       1997       1998       1999       2000       2001       2002
                              ------------------------------------------------------------------------------------------------
Skilled Nursing Facilities:
Patient Days                        NA         NA    996,778  1,081,927  1,081,927  1,081,927  1,081,927  1,081,927  1,081,927
                                    NA         NA         NA       8.5%       0.0%       0.0%       0.0%       0.0%       0.0%
Average Daily Revenue           $76.63     $84.42     $92.17     $98.00    $107.02    $117.80    $129.66    $142.71    $157.07
                                    NA      10.2%       9.2%       6.3%       9.2%      10.1%      10.1%      10.1%      10.1%
Revenue                             NA         NA     91,869    106,029    115,790    127,451    140,281    154,399    169,934
                                    NA         NA         NA      15.4%       9.2%      10.1%      10.1%      10.1%      10.1%
Average Daily Operating Expense     NA         NA     $76.27     $79.50     $83.70     $92.13    $101.41    $111.62    $122.85
                                    NA         NA         NA       4.2%       5.3%      10.1%      10.1%      10.1%      10.1%
Operating Expense                   NA         NA    $76,025    $86,013    $90,560    $99,682   $109,719   $120,763   $132,916
                                    NA         NA         NA      13.1%       5.3%      10.1%      10.1%      10.1%      10.1%
Head Trauma Facility:
Head Trauma Revenue                 NA         NA     $1,381     $1,446     $1,633     $1,715     $1,801     $1,891     $1,985
                                    NA         NA         NA       4.7%      12.9%       5.0%       5.0%       5.0%       5.0%
Head Trauma Operating Expense       NA         NA     $1,170     $1,173     $1,314     $1,380     $1,449     $1,521     $1,597
                                    NA         NA         NA       0.3%      12.0%       5.0%       5.0%       5.0%       5.0%

Total Revenue                       NA         NA    $93,250   $107,475   $117,423   $129,166   $142,082   $156,290   $171,919
Total Operating Expense             NA         NA    $77,195    $87,187    $91,874   $101,062   $111,168   $122,284   $134,513

                                                                       EXHIBIT 3

--------------------------------------------------------------------------------
Selected Long Term Care Companies

                                               Integrated
                                                 Health         Community                      Beverly
($ in millions, except per share amounts)       Services         Care          Advocat       Enterprises     Multicare
                                               ------------   ------------   -------------   ------------   ------------
Ticker/Exchange                                 IHS/NYSE       CCAI/NMS        AVC/NYSE       BEV/NYSE         MUL/NYSE
Latest Fiscal Year Ended                          12/31/96       12/31/96        12/31/96       12/31/96       12/31/96
Latest Twelve Months (LTM) Ended                   3/31/97       12/31/97 E       3/31/97        3/31/97        3/31/97
Price per Share - June 6, 1997                      $36.00          $3.38          $10.38         $15.00         $24.63

Market Value of Common Equity                       $895.8          $25.6           $55.2       $1,485.6         $758.4
  Book Value of Preferred Stock                        0.0            0.0             0.0            0.0            0.0
  Total Debt (incl current portion)                1,096.7           58.4            23.7        1,156.2          417.4
  Other Long Term Liabilities                         64.0            0.2             4.3          187.3           42.6
  Less: Working Capital                               99.6            0.4            14.7          445.0           45.7
                                               --------------------------------------------------------------------------
Total Value                                       $1,956.8          $84.7           $68.5       $2,384.1       $1,172.7
                                               ==========================================================================
-------------------------------------------------------------------------------------------------------------------------
Valuation Multiples Based on LTM Results
  Total Value/Revenues                                 1.2 x          0.8 x           0.4 x          0.7 x          2.0 x
  Adjusted Value/EBITDAR                              11.9           13.7            16.0           10.7           12.6
  Total Value/EBITDA                                   8.7            7.9             5.7            7.5           11.4
  Total Value/EBIT                                    11.1           10.8             7.1           11.3           15.1
  Total Value/Total Assets                             1.0            0.9             1.0            0.9            1.5
  Total Value/Bed                                 $126,604        $18,340          $6,912        $33,049        $74,822

  Price/Earnings Latest Twelve Months                 16.9 x         13.5 x          10.8 x         26.2 x         23.6 x
  Price/Earnings Projected Year 1                     14.0            5.6             9.7           17.0           20.7
  Price/Earnings Projected Year 2                     12.0            4.2             8.6           15.0           17.7
  MV Equity/Cash Flow from Operations                  8.8            5.4             7.3            9.0           13.4
  MV Equity/Book Value                                 1.6            1.5             1.9            1.7            3.4
-------------------------------------------------------------------------------------------------------------------------

Operating Results for LTM (a)
  Net Revenues                                    $1,568.4         $107.5          $170.0       $3,272.8         $581.0
  EBITDAR (b)                                        231.0           10.7            12.4          317.7          103.9
  EBITDA (b)                                         224.6           10.7            12.1          317.7          102.4
  EBIT (b)                                           176.2            7.7             9.6          210.2           77.9
  Net Income                                          53.0            2.0             5.1           56.8           32.1
  Cash Flow from Operations (b)                      101.5            4.9             7.5          164.3           56.6

Margins for Latest Reporting Period
  EBITDAR Margin                                      14.7            9.9             7.3            9.7           17.9
  EBITDA Margin                                       14.3            9.9             7.1            9.7           17.6
  EBIT Margin                                         11.2            7.2             5.7            6.4           13.4
  Net Income Margin                                    3.4            1.8             3.0            1.7            5.5

Balance Sheet Data
  Current Assets and Invested Funds                 $422.3          $20.4           $29.5         $802.6         $133.4
  Current Liabilities, excl. current                $322.6          $20.0           $14.8         $357.6          $87.7
    maturities
  Total Assets                                    $2,058.1          $96.5           $71.5       $2,582.4         $774.7
  Common Equity                                      574.8           18.0            28.6          881.3          225.5
  Common Shares Outstanding (MM)                      24.9            7.6             5.3           99.0           30.8

Share Price Range for LTM
  High                                             $36.625        $12.500         $10.375        $16.125        $25.875
  Low                                              $20.250         $1.375          $5.875         $9.250        $12.250
  Current Price as % Below High                        1.7 %         72.0 %           0.0 %          7.0 %          4.8 %
  Current Price as % Above Low                        77.8          154.5            76.6           62.2          101.0
-------------------------------------------------------------------------------------------------------------------------

                                                  Regency           Sun
                                                   Health       Healthcare
($ in millions, except per share amounts)         Services         Group
                                                -------------   ------------
Ticker/Exchange                                   RHS/NYSE       SHG/NYSE
Latest Fiscal Year Ended                            12/31/96       12/31/96
Latest Twelve Months (LTM) Ended                     3/31/97        3/31/97
Price per Share - June 6, 1997                        $13.13         $17.00

Market Value of Common Equity                         $208.3         $835.3
  Book Value of Preferred Stock                          0.0            0.0
  Total Debt (incl current portion)                    237.9          789.4
  Other Long Term Liabilities                           17.7           26.5
  Less: Working Capital                                 88.2          261.2
                                               -----------------------------
Total Value                                           $375.8       $1,390.0
                                               =============================
-----------------------------------------------------------------------------
Valuation Multiples Based on LTM Results
  Total Value/Revenues                                   0.6 x          1.0 x
  Adjusted Value/EBITDAR                                10.6           15.1
  Total Value/EBITDA                                     6.4            9.8
  Total Value/EBIT                                       8.8           13.5
  Total Value/Total Assets                               0.9            0.9
  Total Value/Bed                                    $33,503        $61,124

  Price/Earnings Latest Twelve Months                   30.6 x         37.8 x
  Price/Earnings Projected Year 1                       14.4           11.7
  Price/Earnings Projected Year 2                       12.5           10.4
  MV Equity/Cash Flow from Operations                    8.9           13.7
  MV Equity/Book Value                                   2.5            1.3
-----------------------------------------------------------------------------

Operating Results for LTM (a)
  Net Revenues                                        $588.5       $1,394.6
  EBITDAR (b)                                           61.9          142.0
  EBITDA (b)                                            59.1          142.1
  EBIT (b)                                              42.5          103.1
  Net Income                                             6.8           22.1
  Cash Flow from Operations (b)                         23.4           61.1

Margins for Latest Reporting Period
  EBITDAR Margin                                        10.5           10.2
  EBITDA Margin                                         10.0           10.2
  EBIT Margin                                            7.2            7.4
  Net Income Margin                                      1.2            1.6

Balance Sheet Data
  Current Assets and Invested Funds                   $162.9         $394.4
  Current Liabilities, excl. current                   $74.7         $133.2
    maturities
  Total Assets                                        $413.3       $1,537.1
  Common Equity                                         83.0          653.7
  Common Shares Outstanding (MM)                        15.9           49.1

Share Price Range for LTM
  High                                               $13.250        $17.500
  Low                                                 $9.500        $11.500
  Current Price as % Below High                          0.9 %          2.9 %
  Current Price as % Above Low                          38.2           47.8

----------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.

--------------------------------------------------------------------------------
Selected Long Term Care Companies

                                               Integrated
                                                 Health         Community                      Beverly
                                                Services         Care          Advocat       Enterprises     Multicare
                                               ------------   -----------------------------------------------------------
Performance Variables for Period Ending           12/31/96       12/31/97 E      12/31/96       12/31/96       12/31/96
---------------------------------------
3 Year  Growth Rate
    Net Revenues                                      41.9 %           NA            27.0 %          4.9 %         42.4 %
    EBITDA                                            38.3             NA            11.5           10.2           37.4
    EBIT                                              42.3             NA            10.7           10.9           33.1
    Net Income                                        13.8             NA            11.3         (17.7)           29.9

3 Year  EBITDA Margins
    Latest FY                                         14.1 %          9.9 %           6.7 %          9.4 %         17.6 %
    Latest FY-1                                       14.4            4.8             6.4            8.3           18.5
    Latest FY-2                                       14.9             NA             8.7            8.5           18.9

Beds in Operation for Period Ending               12/31/96       12/31/96        12/31/96       12/31/96       12/31/96
-----------------------------------
     Nursing Facility Beds                          15,456          4,450           7,399         71,245         15,673 (1)
     Assisted Living Beds                                0            115           2,509            892              0
     Other beds                                          0              0               0              0              0
     Total Beds in Operation                        15,456          4,565           9,908         72,137         15,673

                                                                                (1) Number includes assisted living units.

Payor Mix for Period Ending                       12/31/96       12/31/96        12/31/96       12/31/96       12/31/96
---------------------------
    Private Pay                                      37.0%          30.1%           18.1%          25.0%          40.0%
    Medicare                                         12.2%          20.3%           25.7%          75.0% (d)      25.0%
    Medicaid                                         50.8%          49.6%           56.2%           0.0%          35.0%
    Other                                             0.0%           0.0%            0.0%           0.0%           0.0%

                                               Regency           Sun
                                                Health       Healthcare
                                               Services         Group
                                               --------------------------
Performance Variables for Period Ending          12/31/96       12/31/96
---------------------------------------
3 Year  Growth Rate
    Net Revenues                                     21.6 %         39.8
    EBITDA                                           26.9           46.3
    EBIT                                             26.3           40.3
    Net Income                                         NM          (1.4)

3 Year  EBITDA Margins
    Latest FY                                        10.0 %         10.0
    Latest FY-1                                      10.5           11.8
    Latest FY-2                                       9.2            9.1

Beds in Operation for Period Ending              12/31/96       12/31/96
-----------------------------------
     Nursing Facility Beds                         11,216 (1)     22,741
     Assisted Living Beds                               0              0
     Other beds                                         0              0
     Total Beds in Operation                       11,216         22,741

Payor Mix for Period Ending                      12/31/96       12/31/96
---------------------------
    Private Pay                                     30.1%          31.0%
    Medicare                                        29.3%          23.0%
    Medicaid                                        40.6%          41.0%
    Other                                            0.0%           5.0%

Footnotes
----------
(a)   Adjusted to exclude extraordinary or nonrecurring items.
(b) EBITDA = Earnings before interest, taxes, depreciation and amortization. EBITDAR = Earnings before interest, taxes, d &a, and rent expense EBIT = Earnings before interest and taxes. Cash Flow from Operations = Net Income plus depreciation, amortization and other non-cash charges. Net Income = Net Income from continuing operations, before extraordinary items.
(c) Adjusted value is BEV plus rent expense grossed up to a debt equivalent at a 12% cap rate.
(d)   Medicare and Medicaid combined
(e)   Foreign revenues, primarily U.K.

----------------------------------------------------------------------------
SHATTUCK HAMMOND PARTNERS INC.

Publicly-Held Long Term Care Care Company Analysis
================================================================================

Operating Data ($ in Millions)

                                          Revenue (1)                     EBITDA (1) (2)                     EBIT (1) (3)
                            ------------------------------------   -------------------------------   -------------------------------
                              LTM        1996     1995     1994     LTM      1996    1995    1994      LTM      1996    1995   1994
                            ------------------------------------   -------------------------------   -------------------------------
Integrated Health Services    $1,568   $1,435   $1,179     $712      $225    $203    $170    $106       $176    $161    $130    $80
Community Care                  $107      107       93       NA       $11      11       5      NA         $8       8       2     NA
Advocat                         $170      166      140      103       $12      11       9       9        $10       9       7      7
Beverly Enterprises           $3,273    3,267    3,229    2,969      $318     308     268     254       $210     203     164    165
Multicare                       $581      532      353      262      $102      94      65      50        $78      71      52     40
Regency                         $589      558      416      377       $59      56      44      35        $43      40      34     25
Sun Healthcare Group          $1,395    1,316    1,136      673      $142     131     134      61       $103      98     106     50

           Total              $7,683   $7,382   $6,545   $5,097      $869    $814    $694    $514       $627    $590    $495   $367


                                        Net Income (4)                    EBITDAR (5)
                               ---------------------------------   ------------------------------
                                 LTM       1996    1995    1994     LTM      1996    1995   1994
                               ---------------------------------   ------------------------------
Integrated Health Services          $53     $48   ($26)     $37      $231    $281    $236   $148
Community Care                       $2       2     (1)      NA       $11     $17     $11     NA
Advocat                              $5       5      4        4       $12     $26     $22    $19
Beverly Enterprises                 $57      52     (8)      77      $318    $430    $400   $386
Multicare                           $32      29     22       17      $104    $107     $71    $53
Regency                              $7       6      4       (1)      $62     $81     $60    $50
Sun Healthcare Group                $22      22    (20)      22      $142    $223    $208   $105

           Total                   $178    $163   ($24)    $156      $880  $1,163  $1,008   $761

(1) Excludes Interest and Investment Income.
(2) Earnings Before Interest, Taxes, Depreciation and Amorization (EBITDA)
(3) Earnings Before Interest and Taxes (EBIT).
(4) Before extraordinary items.
(5) Earnings Before Interest, Taxes, Depreciation and Amortization, and Rent Expense.

                         Shattuck Hammond Partners Inc.

Publicly-Held Long Term Care Company Analysis
================================================================================

Beds & Balance Sheet Data ($ in Millions)

                                                              Working                            Adjusted
                               Beds              Mkt. Value   Capital       Debt        BEV (6)   BEV (7)
                               --------------   -----------------------------------------------------------
Integrated Health Services         15,456            $896         $100       $1,161       $1,957    $2,757
Community Care                      4,565              26            0           59           84      $146
Advocat                             9,908              55           15           28           68      $198
Beverly Enterprises                72,137           1,486          445        1,344        2,384    $3,384
Multicare                          15,673             758           46          460        1,173    $1,311
Regency                            11,216             208           88          256          376      $655
Sun Healthcare Group               22,741             835          261          816        1,390    $2,148

           Total                  151,696          $4,265         $955       $4,122       $7,432   $10,598

(6) Business Enterprise Value (BEV) represents the market value of the company's operating assets, excluding cash and other working capital.
(7) Adjusted BEV = BEV plus rent expense grossed up to a debt equivalent at a 12% cap rate.

                         Shattuck Hammond Partners Inc.

Publicly-Held Long Term Care Company Analysis
================================================================================

Margin Analysis

                                                                                  Margins
                            --------------------------------------------------------------------------------------------------------
                                                EBITDA                              EBIT                             Net Income
                            ------------------------------------   -------------------------------   -------------------------------
                              LTM        1996     1995     1994     LTM      1996    1995    1994      LTM      1996    1995   1994
Integrated Health Services     14.3%    14.1%    14.4%    14.9%     11.2%   11.2%   11.0%   11.2%       3.4%    3.3%   -2.2%   5.2%
Community Care                  9.9%     9.9%     4.8%       NA      7.2%    7.2%    2.5%      NA       1.8%    1.8%   -0.9%     NA
Advocat                         7.1%     6.7%     6.4%     8.7%      5.7%    5.3%    5.3%    7.0%       3.0%    2.8%    3.2%   3.7%
Beverly Enterprises             9.7%     9.4%     8.3%     8.5%      6.4%    6.2%    5.1%    5.6%       1.7%    1.6%   -0.3%   2.6%
Multicare                      17.6%    17.6%    18.5%    18.9%     13.4%   13.4%   14.7%   15.4%       5.5%    5.4%    6.3%   6.5%
Regency                        10.0%    10.0%    10.5%     9.2%      7.2%    7.2%    8.1%    6.7%       1.2%    1.1%    1.1%  -0.2%
Sun Healthcare Group           10.2%    10.0%    11.8%     9.1%      7.4%    7.4%    9.4%    7.4%       1.6%    1.6%   -1.8%   3.3%

        Average (8)            10.9%    10.7%    11.1%    10.9%      8.0%    7.9%    8.5%    8.4%       2.6%    2.5%    1.7%   3.2%

        Median (8)             10.0%    10.0%    10.5%     9.1%      7.2%    7.2%    8.1%    7.0%       1.7%    1.6%    1.1%   3.3%

                                              Margins
                            ------------------------------------
                                        EBITDAR
                               ---------------------------------
                                 LTM       1996    1995    1994

Integrated Health Services        14.7%   19.6%   20.0%   20.8%
Community Care                     9.9%   15.8%   11.6%      NA
Advocat                            7.3%   15.4%   16.1%   18.5%
Beverly Enterprises                9.7%   13.1%   12.4%   13.0%
Multicare                         17.9%   20.1%   20.0%   20.1%
Regency                           10.5%   14.4%   14.5%   13.3%
Sun Healthcare Group              10.2%   16.9%   18.3%   15.6%

        Average (8)               11.1%   16.0%   16.3%   16.1%

        Median (8)                10.2%   15.4%   16.1%   15.6%

(8)  Excludes IHS and CCAI.

                         Shattuck Hammond Partners Inc.

Publicly-Held Long Term Care Care Company Analysis
================================================================================

Valuation Multiples                          BEV Multiples (LTM)(11)                                    Market Value Multiples
                                 -------------------------------------------------               -----------------------------------
                                                                                   Adjusted
                                                                                     BEV/           Net       Projected    Projected
                                   Revenue       EBITDA        EBIT      Beds       EBITDAR (12) Income (LTM) 1997 EPS     1998 EPS
                                 ------------------------------------------------  ----------    -----------------------------------
Integrated Health Services             1.2 x        8.7 x      11.1 x   $126,604      11.9 x        16.9 x       14.0 x       12.0 x
Community Care                         0.8          7.9        10.8      $18,340      13.7          13.0          5.4          4.1
Advocat                                0.4          5.7         7.1       $6,912      16.0          10.8          9.7          8.6
Beverly Enterprises                    0.7          7.5        11.3      $33,049      10.7          26.2         17.0         15.0
Multicare                              2.0         11.4        15.1      $74,822      12.6          23.6         20.7         17.7
Regency                                0.6          6.8         8.8      $33,503      10.6          30.6         14.4         12.5
Sun Healthcare Group                   1.0          9.8        13.5      $61,124      15.1          37.8         11.7         10.4


                        Average(9)     1.0 x        8.2 x      11.2 x    $41,882      13.0 x        25.8 x       14.7 x       12.8 x

           Adjusted Average(9)(10)     0.9 x        7.4 x      10.1 x    $37,694      11.7 x        23.2 x       13.2 x       11.5 x

                        Median (9)     0.7 x        7.5 x      11.3 x    $33,503      12.6 x        26.2 x       14.4 x       12.5 x

(9)  Averages and median exclude IHS and CCAI.
(10) Adjusted for 10% small cap discount.
(11) Revenues, EBITDA, and EBITDAR exclude investment income.
(12) EBITDAR multiple based on adjusted BEV for rent expense grossed up at a cap rate of 12%. BEV rent expense is gross, before sublease rental income.

                         Shattuck Hammond Partners Inc.

                                                                       EXHIBIT 4

Comparison of Recent, Selected Comparable Long-term Care Acquisitions
================================================================================

 Announced                                        Form of          Offer Price
 (closed)            Target/Acquirer           Consideration        ($1000's)          Premium(1)   Revenues
-----------   --------------------------     -------------------   -----------         ---------   ----------
 8-May-97     Living Centers of America/     $37.67 per shr.        $796,716              17.4%    $1,131,575
 (Pending)    GranCare-Apollo Mgmnt.         plus .07 new shares

 14-Feb-96    Retirement Care Associates/    .6625 shares of        $ 97,100               7.6%    $  181,586
 (Pending)    Sun Healthcare Group(4)        Sun common             (excludes Contour value)(4)

 3-Jul-96     Geriatric & Medical Cos./      $5.75 per shr.         $ 92,000             170.1%    $  195,196
(14-Oct-96)   Genesis Health Ventures        in Cash                                ------------

              Averages                                                                    65.0%


 Announced                                                             Long-Term        Working
 (closed)            Target/Acquirer         EBITDA      Net Income       Debt          Capital
-----------   --------------------------    --------     -----------   ------------    ---------
 8-May-97     Living Centers of America/    $130,903     $41,348       $311,233        $147,106
 (Pending)    GranCare-Apollo Mgmnt.

 14-Feb-96    Retirement Care Associates/   $ 21,240     $ 2,306       $131,341        $  5,462
 (Pending)    Sun Healthcare Group(4)

 3-Jul-96     Geriatric & Medical Cos./     $ 23,966     $ 4,153       $135,595        $ 42,703
(14-Oct-96)   Genesis Health Ventures

              Averages

Notes:
1 Based os Target's Stock price 30 days prior to offer 2 Calculated using an implied interest rate of 11.5%
3 Calculated including imputed lease "debt equivalent" and excluding lease expense
4 Excludes Contour Medical's operations from all calculations 5 Excludes implied value of ownership in Contour Medical calculated at 5.8 million shares @ $8.50 per share


--------------------------------------------------------------------------------
                         SHATTUCK HAMMOND PARTNERS INC.                   Page 1

Comparison of Recent, Selected Comparable Long-term Care Acquisitions
================================================================================

                                                                                Offer Price
                                                     --------------------------------------------------------------
  Announced                                                       LTM                        Forward Earnings
                                                     -----------------------------    -----------------------------
   (closed)              Target/Acquirer               Revenues         Net Income       1 Year         2 Year
---------------   ------------------------------     -------------   -------------    -------------   -------------
   8-May-97       Living Centers of America/                 0.70 x        19.27   x         15.70 x         13.68  x
  (Pending)       GranCare-Apollo Mgmnt.

  14-Feb-96       Retirement Care Associates/                0.53 x        47.69   x           N/A             N/A
  (Pending)       Sun Healthcare Group(4)

   3-Jul-96       Geriatric & Medical Cos./                  0.47 x        22.15   x           N/A             N/A
   (14-Oct-96)    Genesis Health Ventures            -------------   -------------    -------------   -------------

                  Averages                                   0.57 x         29.70  x         15.70 X         13.68  x


                                                                      Business Enterprise Value
                                                     ---------------------------------------------------------------
  Announced                                                                        LTM
                                                     ---------------------------------------------------------------
   (closed)              Target/Acquirer               Revenues          EBITDA            EBIT           Net Income
---------------   ------------------------------     -------------    -------------    -------------    ---------------
   8-May-97       Living Centers of America/                 0.85  x          7.34  x         10.61  x        23.24 x
  (Pending)       GranCare-Apollo Mgmnt.

  14-Feb-96       Retirement Care Associates/                1.23  x         10.50  x         13.91  x        96.70 x
  (Pending)       Sun Healthcare Group(4)

   3-Jul-96       Geriatric & Medical Cos./                  0.95  x          7.71  x         12.17  x        44.52 x
   (14-Oct-96)    Genesis Health Ventures            -------------    -------------    -------------    ------------

                  Averages                                   1.01  x          8.52  x         12.23  x        54.82 x

Notes:
1 Based os Target's Stock price 30 days prior to offer 2 Calculated using an implied interest rate of 11.5%
3 Calculated including imputed lease "debt equivalent" and excluding lease expense
4 Excludes Contour Medical's operations from all calculations 5 Excludes implied value of ownership in Contour Medical calculated at 5.8 million shares @ $8.50 per share


--------------------------------------------------------------------------------
                         SHATTUCK HAMMOND PARTNERS INC.                   Page 2

Comparison of Recent, Selected Comparable Long-term Care Acquisitions
================================================================================

   Announced                                           Number of       BEV/       Add'l Lease      Adjusted BEV(3)   EBITDAR/
    (closed)               Target/Acquirer                Beds         BED        Equiv. Debt(2)       /EBITDAR        EDITDA
-----------------   ------------------------------     ---------    ----------    -------------    --------------    ---------
    8-May-97        Living Centers of America/          23,746        $40,463       $360,000              7.67 x         132%
   (Pending)        GranCare-Apollo Mgmnt.

   14-Feb-96        Retirement Care Associates/          9,143        $24,388       $ 92,565              9.90 x          150%
   (Pending)        Sun Healthcare Group(4)

    3-Jul-96        Geriatric & Medical Cos./            3,928        $47,070          -0-                 N/A            N/A
    (14-Oct-96)     Genesis Health Ventures                                                        --------------    ---------

                    Averages                                          $37,307                             8.78 x         141%

Notes:
1 Based os Target's Stock price 30 days prior to offer 2 Calculated using an implied interest rate of 11.5%
3 Calculated including imputed lease "debt equivalent" and excluding lease expense
4 Excludes Contour Medical's operations from all calculations 5 Excludes implied value of ownership in Contour Medical calculated at 5.8 million shares @ $8.50 per share


--------------------------------------------------------------------------------
                         SHATTUCK HAMMOND PARTNERS INC.                   Page 3

                                                                       EXHIBIT 5

PubiC Long Term Care Companies
================================================================================

Cost of Capital and Unlevered Beta Calculation(2)(3)

                                               Equity
                                  Reported      Value       Debt           Unlevered     Estimated     Cost of
                                  Beta (4)      ($MM)      ($MM)              Beta      Cost of Debt   Equity     WACC
                                  --------     ------     ------           ---------    ------------   -------    -----
Integrated Health Services            0.89     $  896     $1,097               0.51           9.50%     13.23%    9.08%
Community Care                        1.42     $   21     $   27               0.81          10.00%     17.04%   10.87%
Advocat                               0.52     $   55     $   24               0.41           9.00%     10.56%    9.01%
Beverly Enterprises                   0.76     $1,486     $1,156               0.52           9.00%     12.29%    9.28%
Multicare                             0.91     $  758     $  417               0.68           9.00%     13.37%   10.54%
Regency Health Systems                0.44     $  208     $  238               0.26           9.50%      9.99%    7.70%
Sun Healthcare                        0.94     $  835     $  789               1.68           9.50%     13.59%    9.76%
                                                                           --------     -----------    -------   ------
   Mean                                                                        0.70           9.33%     12.87%    9.46%
   Mean, excluding IHS and CCAI                                                0.71           9.20%     11.96%    9.26%

(2) Risk free rate = 6.82%, equal to the 30 year Treasury bond yield as of 6/9/97.
(3) Equity risk premium = 7.2%. Source: Ibbotsen Associates, Inc. Equity risk premium over long term treasury rates, 1926-1993.

                          Shattuck Hammond Partners Inc.

                                                                       EXHIBIT 6

 [The following table was represented as a line graph in the printed material]

                         Long Term Care Stock Analysis

                        Jun-95   Jul-96   Aug-96   Sep-96   Oct-96   Nov-96   Dec-96   Jan-97   Feb-97   Mar-97   Apr-97   May-97
                        ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
CCAI

LTC COMPOSITE                                         [Data to come]

SP 500